EXHIBIT 9

The transactions pursuant to the business integration are made for the securities of Japanese companies.  The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

[Translation]

[COVER]

Document to be Filed:	Securities Registration Statement

Filed with:	The Director-General of the Kinki Local Finance Bureau

Filing Date:	December 8, 2017

Company Name:	Kabushiki Kaisha Kansai Mirai Financial Group

English Name:	Kansai Mirai Financial Group, Inc.

Name and Title of the Representative:	Tetsuya Kan Representative Director and Executive President

Location of the Head Office:	2-1, Bingomachi 2 chome, Chuo-ku Osaka-shi

Telephone Number:	06-7733-7700

Administrative Person to Contact:	Hiroyuki Imamura, Finance Department

Nearest Place to Contact:	2-1, Bingomachi 2 chome, Chuo-ku Osaka-shi

Telephone Number:	06-7733-7700

Administrative Person to Contact:	Hiroyuki Imamura, Finance Department

Type of Offered Securities Subject to Registration:	Common stock

Amount of Offering Subject to Registration:	316,373,944,363 yen (Note)

(Note)	As the amount of offering subject to registration is undetermined as of the filing date hereof, the sum of the amounts of the shareholders’ equity (the book value) of The Minato Bank, Ltd. (“Minato”), and Kansai Urban Banking Corporation (“Kansai Urban”; Minato and Kansai Urban are collectively referred to as “Both Banks”) on their respective balance sheets as of September 30, 2017, is indicated.

Place for Public Inspection:	Not applicable.

PART I.	SECURITIES INFORMATION

I.            TERMS AND CONDITIONS OF OFFERING

1.            Newly Issued Shares

Type of Shares	Number of Shares to Be Issued	Details
Common stock	310,457,667 shares (Notes) 1, 2, and 3
The shares will have full voting rights and will be the standard shares of Kansai Mirai Financial Group, Inc. (the “Company”) with no restrictions on the right to claim distribution of surplus, or other rights.  The Company is not a company with class shares.  The number of shares constituting one unit shall be 100 shares.

(Notes) 1.	Share exchanges will be conducted respectively where the Company will be the wholly-owning parent company in the share exchange, and Minato will be a wholly-owned subsidiary in the share exchange; and where the Company will be the wholly-owning parent company in the share exchange and Kansai Urban will be a wholly-owned subsidiary in the share exchange (collectively, the “Share Exchanges”). For details of the Share Exchanges, please refer to “PART II. INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), I. OUTLINE OF REORGANIZATION (TENDER OFFER), 1. Purpose, etc. of the Reorganization” below.

2.
Subject to conditions including obtaining permission or the like from the relevant authorities, shares of common stock are planned to be issued in connection with the Share Exchanges that will be conducted based on the following: (i) resolutions of the board of directors meetings of the Company, and Both Banks respectively held on November 14, 2017 (approval of a share exchange agreement); and (ii) special resolutions of (a) the extraordinary shareholders meetings of the Company, and Both Banks respectively scheduled for December 26, 2017 (including a case where a resolution of a shareholders meeting is deemed to have been passed pursuant to Article 319, paragraph 1 of the Companies Act; the same applies below); and (b) certain general meetings of class shareholders of Kansai Urban (a general meeting of class shareholders which consists of shareholders of common stock (“Shareholders of Common Stock”), and a general meeting of class shareholders which consists of shareholders of class 1 preferred stock (“Preferred Stock”) (“Shareholders of Preferred Stock”)) (approval of a share exchange agreement).

3.
The number of shares of common stock of the Company to be issued upon the Share Exchanges is calculated based on: (i) the total number of issued and outstanding shares of common stock of Minato as of September 30, 2017 (41,095,197 shares), stated in Minato’s 19th Business Period Second Quarterly Report submitted on November 21, 2017 (the “Minato’s Second Quarterly Report”), (ii) the total number of issued and outstanding shares of common stock of Kansai Urban as of September 30, 2017 (73,791,891 shares) stated in Kansai Urban’s 155th Business Period Second Quarterly Report submitted on November 14, 2017 (the “Kansai Urban’s Second Quarterly Report”), and (iii) the total number of issued and outstanding shares of Preferred Stock of Kansai Urban (73,000,000 shares) stated in Kansai Urban’s

Second Quarterly Report.  However, Minato and Kansai Urban plan to cancel all of the treasury stock that they each hold (including shares acquired as a result of the purchase of shares in response to the dissenting shareholders’ share purchase demands made in connection with the Share Exchanges pursuant to Article 785, paragraph 1 of the Companies Act) immediately prior to when the Company acquires all of the issued shares of Minato and Kansai Urban (the “Base Time”).  Therefore, the number of shares of treasury stock (shares of common stock) held by Minato as of September 30, 2017 (57,415 shares) stated in the “Summary of Financial Statements for the Second Quarter (Interim Period) of the Fiscal Year Ending March 31, 2018 (Japan GAAP) (Consolidated)” published on November 14, 2017 (the “Minato’s Second Quarter Summary of Financial Statements”) and the number of shares of treasury stock (shares of common stock) held by Kansai Urban as of September 30, 2017 (300,757 shares) stated in Kansai Urban’s “Summary of Financial Statements for the Second Quarter (Interim Period) of the Fiscal Year Ending March 31, 2018 (Japanese GAAP) (Consolidated)” published on November 14, 2017 (“Kansai Urban’s Second Quarter Summary of Financial Statements”) are excluded from the number of shares to which newly issued shares are to be delivered upon the Share Exchanges in the above calculation.  The number of newly issued shares to be delivered by the Company upon each Share Exchange may be adjusted if the number of shares of treasury stock held by Minato as of September 30, 2017, or Kansai Urban as of September 30, 2017, changes by the Base Time for reasons such as the shareholders of Minato or Kansai Urban exercising their right to demand that their shares be purchased.  With respect to Kansai Urban’s treasury stock (shares of common stock), although it is stated above that Kansai Urban holds 300,757 shares, there are 100 additional shares under Kansai Urban’s name in the shareholders register that it actually does not own.

2.	Method of Offering

The method of offering will be through share exchanges (Notes) 1, 2

(Note) 1.	The shares of the common stock will be allocated to the shareholders of Minato who are listed or recorded in Minato’s shareholders register as of the Base Time, the Shareholders of Common Stock of Kansai Urban who are listed or recorded in Kansai Urban’s shareholders register as of the Base Time, and the Shareholders of Preferred Stock of Kansai Urban who are listed or recorded in Kansai Urban’s shareholders register as of the Base Time, in the proportion of 2.37 shares to one (1) share of the common stock of Minato, 1.60 shares to one (1) share of the common stock of Kansai Urban, and 1.30975768 shares to one (1) share of the Preferred Stock of Kansai Urban. The issue price to each shareholder will be the total issue price divided by the number of shares to be issued; and, out of the issue price to each shareholder, the amount to be recorded as the paid-in capital will be the total amount of the paid-in capital divided by the number of shares to be issued. The total issue price is undetermined as of the filing date hereof; however, the total amount of the shareholders’ equity (the book value) of Minato as of September 30, 2017, and Kansai Urban as of September 30, 2017, is 316,373,944,363 yen, 0 yen out of which will be recorded as paid-in capital.

2.
The Company plans to apply for listing on the Tokyo Stock Exchange, Inc. (the “TSE”) (Article 201, paragraph 1 of the Securities Listing Regulations of the Tokyo Stock Exchange), and the shares of the common stock of the Company will be listed on the TSE through a so-called technical listing

(Article 2, item 73 and Article 208 of the same regulations) on April 1, 2018.  The technical listing is a system to allow prompt listing, when a listed company dissolves by merging with a non-listed company or becomes a wholly-owned subsidiary of a non-listed company through share exchange or share transfer, by mainly checking whether the share certificates, etc. issued by that non-listed company (limited to those for which a listing application is made within six (6) months after the effective date, etc. (Article 216, paragraph 1 of the Enforcement Rules for Securities Listing Regulations of the Tokyo Stock Exchange)) will be in compliance with the liquidity standards set forth in the same regulations.

3.	Conditions of Offering

(1)            Bidding Method

(i)	Offering through bid

Not applicable.

(ii)	Offering through method other than bid

Not applicable.

(2)            Book Building Method

Not applicable.

(i)	Location at which applications will be handled

Not applicable.

(ii)	Location at which subscriptions will be handled

Not applicable.

4.	Underwriting of Shares

Not applicable.

5.	Purpose of Use of Proceeds from Issuance of New Shares

(1)            Amount of Proceeds from Issuance of New Shares

Not applicable.

(2)            Purpose of Use of Proceeds

Not applicable.

II.            TERMS AND CONDITIONS OF SALE

Not applicable.

[Special matters to be stated concerning offering or sales]

Regarding the listing on the First Section of the TSE

With respect to the shares of common stock of the Company that are newly issued shares under “I. TERMS AND CONDITIONS OF OFFERING” above, the Company plans to list those shares on the First Section of the TSE by the technical listing stated in (Note) 2 of “I. TERMS AND CONDITIONS OF OFFERING, 2. Method of Offering” above.

III.	OTHER MATTERS TO BE STATED

Not applicable.

PART II.                   INFORMATION CONCERNING REORGANIZATION (TENDER OFFER)

I.            OUTLINE OF REORGANIZATION (TENDER OFFER)

1.	Purpose, etc. of the Reorganization

(1)	Purpose and Reason of Business Consolidation

(omitted)

(2)	Overview of Corporate Group of Filing Company, and Relationship within the Corporate Group Between Reorganized Company and Corporate Group of Filing Company

(i)            Overview of corporate group of filing company

An overview of the corporate group of the Company after the Share Exchanges are effected is as follows.

A.            Overview of filing company

(1) Trade Name	Kansai Mirai Financial Group, Inc.
(2) Business
The purposes of the Company shall be to engage in the following business as a bank holding company:
1.            Management of the bank holding company group to which the Company belongs and any business incidental or related thereto.
2.            Any business that a bank holding company is permitted to conduct under the Banking Act, in addition to the business set forth in the foregoing item.

(3) Location of Head Office	2-1, Bingomachi 2 chome, Chuo-ku, Osaka-shi
(4) Scheduled Assumption of Office of Representatives and Officers
Tetsuya Kan, Representative Director and Executive President
The number of representative directors shall be four (4). As for the other three (3) representative directors: the President of Minato, the President of Kansai Urban and the President of Kinki Osaka as of April 1, 2018, or the date otherwise agreed by the Parties (the “Closing Date”), they are scheduled to assume their offices, respectively.

(5) Paid-in Capital	29,589,614,338 yen
(6) Net Assets (Consolidated)	Not yet determined
(7) Total Assets (Consolidated)	Not yet determined
(8) Accounting Period	March 31

B.            Overview of corporate group of filing company

An overview of the corporate group of the Company as of April 1, 2018, as a result of the Business Integration will be as follows.

Company Name	Address	Paid-in Capital (in millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship
(Parent company)
Resona Holdings, Inc. (Note) 1	Koto-ku, Tokyo	50,472	Bank holding company	Held 51 (scheduled)	Tetsuya Kan, Representative Director of the Company, will concurrently serve as the director of Resona Holdings. Other relationships have not yet been determined.
(Consolidated subsidiary)
The Minato Bank, Ltd. (Note) 1, 2, and 3	Chuo-ku, Kobe-shi	27,484	Banking business	100.0	One (1) representative director of the Company will concurrently serve as the director of Minato. Other relationships have not yet been determined.
Kansai Urban Banking Corporation (Note) 1, 2, and 3	Chuo-ku, Osaka-shi	47,039	Banking business	100.0	One (1) representative director of the Company will concurrently serve as the director of Kansai Urban. Other relationships have not yet been determined.
The Kinki Osaka Bank, Ltd. (Note) 2	Chuo-ku, Osaka-shi	38,971	Banking business	100.0	One (1) representative director of the Company will concurrently serve as the director of Kinki Osaka. Other relationships have not yet been determined.

(Note)	1.	A company required to submit annual securities reports.

2.	A specified subsidiary.

3.
As of the effective date of the Share Exchanges (April 1, 2018), the Company will implement the Share Exchanges with Both Banks as wholly-owned subsidiaries, and the common stock of Both Banks will be delisted as of March 28, 2018.

The status of Kinki Osaka, which is a wholly-owned subsidiary of the Company, at the end of FY 2016 is as set forth below.

Overview of Kinki Osaka

(a)            Details of the business

Regarding details of the business of Kinki Osaka, please refer to the statement in “Part III. CORPORATE INFORMATION, I. OVERVIEW OF THE COMPANY, 3. Details of Business,” below.

(b)           Status of consolidated company

Company Name	Address	Paid-in Capital (in millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship with Kinki Osaka
					Concurrent Holding of Positions by Officers, etc. (person)	Financial Support	Business Transactions	Lease of Facilities	Business Alliance
(Consolidated subsidiary)
Kinki Osaka Shinyo Hosho Co., Ltd. (Note) 1	Chuo-ku, Osaka-shi	6,397	Credit guarantee	100.0	3 (-)	-	Guarantee transactions, Deposit transactions	-	-

(Note)	1.	A specified subsidiary.

2.
The parenthesized number in the column of “Details of Relationship with Kinki Osaka, Concurrent Holding of Positions by Officers, etc.” indicates the number of officers of Kinki Osaka (included in the total number).

The status of Both Banks, which will be wholly-owned subsidiaries of the Company, at the end of FY 2016 is as set forth below.

Overview of Minato

(a)             Details of the business

Regarding details of the business of Minato, please refer to the statement in “Part III. CORPORATE INFORMATION, I. OVERVIEW OF THE COMPANY, 3. Details of Business,” below.

(b)            Status of consolidated company

Company Name	Address	Paid-in Capital (in millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship with Minato
					Concurrent Holding of Positions by Officers, etc. (person)	Financial Support	Business Transactions	Lease of Facilities	Business Alliance
(Consolidated subsidiary)
Minato Business Service Co., Ltd.	Nishi-ku, Kobe-shi	20	Centralized processing of administrative operations for the Bank, etc.	100.00	Transferred 3	-	Deposit transactions, Commissioned business	Renting office spaces	-
Minato Asset Research Co., Ltd.	Chuo-ku, Kobe-shi	30	Real estate/ movables research business	100.00	Transferred 5	-	Deposit transactions, Commissioned business	Renting office spaces	-
Minato Guarantee Co., Ltd.	Chuo-ku, Kobe-shi	1,780	Credit guarantee business	100.00	Transferred 6	-	Deposit transactions	-	-

Company Name	Address	Paid-in Capital (in millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship with Minato
					Concurrent Holding of Positions by Officers, etc. (person)	Financial Support	Business Transactions	Lease of Facilities	Business Alliance
Minato Lease Co., Ltd.	Chuo-ku, Kobe-shi	30	Leasing business, Factoring business, etc.	61.00 (56.00)	Transferred 8	-	Deposit transactions, Loan, Lease transactions	Renting office spaces	-
Minato Card Co., Ltd.	Chuo-ku, Kobe-shi	350	Credit card business, etc.	96.89 (91.89)	Transferred 6	-	Deposit transactions, Loan	-	-
Minato System Co., Ltd.	Nishi-ku, Kobe-shi	50	Computer-related business, etc.	100.00 (95.00)	Transferred 4	-	Deposit transactions	Renting office spaces	-
Minato Capital Co., Ltd.	Chuo-ku, Kobe-shi	250	Investment business, Management consulting business, etc.	100.00 (30.00)	Transferred 4	-	Deposit transactions	Renting office spaces	-
Minato Consulting Co., Ltd.	Chuo-ku, Kobe-shi	50	Operation of seminar/training sessions, Management consulting business, etc.	100.00	Transferred 6	-	Deposit transactions, Commissioned business	Renting office spaces	-
Six other companies	-	-	-	-	-	-	-	-	-

(Note)	1.	The parenthesized numbers in the column of “Voting Rights Holding (Held) Ratio” indicate the indirect holding ratio (included in the total numbers).

2.	No officer of Minato concurrently serves as an officer of the consolidated subsidiaries.

Overview of Kansai Urban

(a)             Details of the business

Regarding details of the business of Kansai Urban, please refer to the statement in “Part III. CORPORATE INFORMATION, I. OVERVIEW OF THE COMPANY, 3. Details of Business,” below.

(b)             Status of consolidated company

Company Name	Address	Paid-in Capital (in millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship with Kansai Urban
					Concurrent Holding of Positions by Officers, etc. (person)	Financial Support	Business Transactions	Lease of Facilities	Business Alliance
(Consolidated subsidiary)
Kansaiurbangin Lease Company Limited	Chuo-ku, Osaka-shi	100	Leasing business, etc.	88.99	Transferred 6	-	Loan, Deposit transactions, Lease transactions, Guarantee transactions	Leasing and renting part of a building	-
The Kansai Credit Service Co., Ltd.	Chuo-ku, Osaka-shi	60	Credit card business, etc.	92.91 (9.61)	Transferred 4	-	Loan, Deposit transactions, Guarantee transactions	Leasing and renting part of a building	-
Kansai Sogo Shinyo Co., Ltd.	Chuo-ku, Osaka-shi	100	Credit guarantee business	100.00	Transferred 5	-	Deposit transactions, Guarantee transactions, Entrustment of business	Renting part of a building	-

Company Name	Address	Paid-in Capital (in millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship with Kansai Urban
					Concurrent Holding of Positions by Officers, etc. (person)	Financial Support	Business Transactions	Lease of Facilities	Business Alliance
Biwako Credit Guarantee Co., Ltd.	Otsu-shi, Shiga	20	Credit guarantee business	100.00 (100.00)	Transferred 2	-	Deposit transactions, Guarantee transactions	-	-
Biwako Business Services Co., Ltd.	Otsu-shi, Shiga	10	Printing/bookbinding services, Commissioned accounting services, etc.	86.00 (81.00)	Transferred 2	-	Deposit transactions, Entrustment of business	Renting part of a building	-
KOFUKU Card Co., Ltd.	Chuo-ku, Osaka-shi	30	Credit guarantee business	100.00 (100.00)	Transferred 4	-	Deposit transactions	-	-

(Note)	1.	The parenthesized numbers in the column of “Voting Rights Holding (Held) Ratio” indicate the indirect holding ratio (included in the total numbers).

2.	No officer of Kansai Urban concurrently serves as an officer of the consolidated subsidiaries.

(ii)	Relationship between the reorganized company and corporate group of filing company within the corporate group of filing company

A.	Capital relationships

Through the Share Exchanges, it is planned that Both Banks will become wholly-owned subsidiaries of the Company.  Please refer to the statements in

“(i) Overview of corporate group of filing company, B. Overview of corporate group of filing company” above.

B.	Relationships of concurrent officers
Regarding relationships of concurrent officers between the Company and Both Banks, which are wholly-owned subsidiaries of the Company, please refer to the statements in “(i) Overview of corporate group of filing company, B. Overview of corporate group of filing company” above.

C.	Business relationships
The business relationships between the Company and Both Banks, which are wholly-owned subsidiaries of the Company, have not yet been determined.

2.	Overview of the Reorganized Company

Not applicable.

3.	Agreements Relating to the Reorganization

(omitted)

4.	Details of Allotment of Shares Upon the Reorganization and Calculation Basis therefor

(omitted)

5.	Difference Between Securities Issued by the Reorganized Company and Securities Issued upon the Reorganization

Minato and Kansai Urban’s common stock

Right to request inspection of account books

Under the Banking Act, Minato and Kansai Urban’s shareholders do not have the right to inspect Minato and Kansai Urban’s account books and records.  However, the Company’s shareholders have the right to inspect the Company’s account books and records as long as they satisfy certain requirements of holding shares as prescribed in the Companies Act.

Kansai Urban’s Preferred Stock

There is a material difference between Kansai Urban’s Preferred Stock and the securities specified in “PART I. SECURITIES INFORMATION” above (the Company’s common stock), in terms of distribution of surplus, distribution of residual assets, and the presence or absence of voting rights, etc.  Specifically, in terms of distribution of surplus, certain preferred stock dividends are paid to the Preferred Stock; however, there is no provision for priority in distribution of surplus regarding the Company’s common stock.  In terms of distribution of residual assets, a certain preferential distribution of residual assets is made to the Preferred Stock; however, there is no provision for priority in distribution of residual assets regarding the Company’s common stock (meanwhile, there is a provision regarding the Preferred Stock that distribution of residual assets shall not be made beyond the scope of a certain preferential distribution, whereas there is no such restriction regarding the Company’s common stock).  In terms of the presence or absence of voting rights, the Preferred Stock does not have voting rights at shareholders meetings unless otherwise prescribed by laws or regulations, whereas the Company’s common stock has voting rights at shareholders meetings.

6.            Rights Held by Holders of Securities Issued by the Reorganized Company

(1)            Handling of the Reorganized Company’s Common Stock and Preferred Stock

(i)            Method of exercising right to demand the purchase of shares

Minato’s shareholders

In order for Minato’s shareholders to exercise, against Minato, the dissenting shareholders’ right to demand the purchase of shares set forth in Article 785 of the Companies Act with respect to the shares of Minato’s common stock held by the shareholders, they are required to notify Minato of their intention to dissent from the Share Exchanges prior to the extraordinary shareholders meeting scheduled to be held on December 26, 2017, and dissent from the Share Exchanges at the above-mentioned extraordinary shareholders meeting.  Further, the right to demand the purchase of shares is required to be exercised during the period from the day that is twenty (20) days before the effective date of the Share Exchanges (April 1, 2018) up to and including the day immediately preceding the effective date by disclosing the number of shares relating to that demand for the purchase of shares.

Kansai Urban’s Shareholders of Common Stock

In order for Kansai Urban’s shareholders of Common Stock to exercise, against Kansai Urban, the dissenting shareholders’ right to demand the purchase of shares set forth in Article 785 of the Companies Act with respect to the shares of Kansai Urban’s common stock held by the shareholders, they are required to notify Kansai Urban of their intention to dissent from the Share Exchanges prior to the extraordinary shareholders meeting and the general meeting of class shareholders that consists of the Shareholders of Common Stock, respectively, scheduled to be held on December 26, 2017, and dissent from the Share Exchanges at the above-mentioned extraordinary shareholders meeting and the general meeting of class shareholders that consists of the Shareholders of Common Stock.  Further, the right to demand the purchase of shares is required to be exercised during the period from the day that is twenty (20) days before the effective date of the Share Exchanges (April 1, 2018) up to and including the day immediately preceding the effective date by disclosing the number of shares relating to that demand for the purchase of shares.

Kansai Urban’s Shareholders of Preferred Stock

In order for the Shareholders of Preferred Stock to exercise, against Kansai Urban, the dissenting shareholders’ right to demand the purchase of shares set forth in Article 785 of the Companies Act with respect to the Preferred Stock held by them, they are required to notify Kansai Urban of their intention to dissent from the Share Exchanges prior to the general meeting of class shareholders that consists of the Shareholders of Preferred Stock scheduled to be held on December 26, 2017, and dissent from the Share Exchanges at the above-mentioned general meeting of class shareholders that consists of the Shareholders of Preferred Stock.  Further, the right to demand the purchase of shares is required to be exercised during the period from the day that is twenty (20) days before the effective date of the Share Exchanges (April 1, 2018) up to and including the day immediately preceding the effective date by disclosing the number of shares relating to that demand for the purchase of shares.

(ii)            Method of exercising voting rights

Minato’s extraordinary shareholders meeting

One of the methods for Minato’s shareholders to exercise their voting rights is to attend Minato’s extraordinary shareholders meeting scheduled to be held on December 26, 2017, and exercise their voting rights (a shareholder may exercise his or her voting rights through a proxy who shall be a shareholder of Minato having voting rights.  In this case, the shareholder or the proxy needs to submit to Minato a document evidencing the power of representation concerning the relevant extraordinary shareholders meeting, which is prepared for each shareholders meeting).  The shareholders may also exercise their voting rights by mail or Internet.

(omitted)

Kansai Urban’s extraordinary shareholders meeting

One of the methods for Kansai Urban’s shareholders to exercise their voting rights is to attend Kasai Urban’s extraordinary shareholders meeting scheduled to be held on December 26, 2017, and exercise their voting rights (a shareholder may exercise his or her voting rights through a proxy who shall be a shareholder of Kansai Urban having voting rights.  In this case, the shareholder or the proxy needs to submit to Kansai Urban a document evidencing the power of representation concerning the relevant extraordinary shareholders meeting, which is prepared for each shareholders meeting).  The shareholders may also exercise their voting rights by mail or Internet.

(omitted)

Kansai Urban’s general meeting of class shareholders that consists of the Shareholders of Common Stock

One of the methods for Kansai Urban’s Shareholders of Common Stock to exercise their voting rights is to attend the general meeting of class shareholders that consists of the Shareholders of Common Stock scheduled to be held on December 26, 2017, and exercise their voting rights (a Shareholder of Common Stock may exercise his or her voting rights through a proxy who shall be a shareholder of Kansai Urban having voting rights.  In this case, the Shareholder of Common Stock or the proxy needs to submit to Kansai Urban a document evidencing the power of representation concerning the relevant general meeting of class shareholders that consists of the Shareholders of Common Stock, which is prepared for each shareholders meeting).  The shareholders may also exercise their voting rights by mail or Internet.

(omitted)

General meeting of class shareholders that consists of the Shareholders of Preferred Stock

One of the methods for the Shareholders of Preferred Stock to exercise their voting rights is to attend the general meeting of class shareholders that consists of the Shareholders of Preferred Stock, if such meeting is held on December 26, 2017, and exercise their voting rights (a Shareholder of Preferred Stock may exercise his or her voting rights through a proxy who shall be a shareholder of Kansai Urban having voting rights.  In this case, the shareholder or the proxy needs to submit to Kansai Urban a document evidencing the power of representation concerning the relevant general meeting of class shareholders that consists of the Shareholders of Preferred

Stock, which is prepared for each shareholders meeting).

Regarding the relevant general meeting of class shareholders that consists of the Shareholders of Preferred Stock, if the Shareholders of Preferred Stock, who may exercise their votes with respect to a matter that is the purpose of the general meeting of class shareholders, manifest their intention to agree to that in writing or by electromagnetic record, it shall be deemed that the resolution to approve such matter has been made, without the general meeting being held, pursuant to Article 319, paragraph 1 of the Companies Act.  If the general meeting of class shareholders that consists of the Shareholders of Preferred Stock is not held on December 26, 2017, it is scheduled to consider that the general meeting of class shareholders consisting of the Shareholders of Preferred Stock has been held by obtaining the Shareholders of Preferred Stock’s approval, which is expressed in writing or by electromagnetic record as of December 26, 2017, of a matter that is the purpose of the general meeting of class shareholders.

(iii)            Method of receipt of shares issued in the reorganization

Shares issued in the Share Exchanges will be allocated to Minato’s shareholders who are stated or recorded in Minato’s shareholder registry as of the Base Time and Kansai Urban’s Shareholders of Common Stock and Shareholders of Preferred Stock who are stated or recorded in Kansai Urban’s shareholder registry as of the Base Time.  Minato’s shareholders and Kansai Urban’s Shareholders of Common Stock may receive shares of the Company’s common stock by the shares of the Company’s common stock being recorded in the book-entry transfer accounts in which the shareholders’ shares of common stock of Minato or Kansai Urban have been recorded.  On the other hand, regarding the Shareholders of Preferred Stock, because the Preferred Stock is not book-entry transfer shares, they may receive shares of the Company’s common stock by the shares of the Company’s common stock being recorded (i) in the personal book-entry transfer account opened in advance at a securities company, etc., in order to receive the recorded shares, where notice of such a personal account has been provided to Kansai Urban in accordance with the notice from Kansai Urban; or (ii) to the special account that the Company will open for the Shareholders of Preferred Stock, in all other cases.

(2)	Handling of the Reorganized Company’s Share Options and Bonds with Share Options

(i)            Method of exercising right to demand the purchase of share options

Minato

Regarding the share options to be issued in the Share Exchanges, pursuant to Article 787, paragraph 1 of the Companies Act, no right to demand the purchase of share options shall accrue because the Share Exchange Agreement regarding the matters listed in Article 768, paragraph 1, item 4 or 5 of the Companies Act conforms to the conditions set forth in Article 236, paragraph 1, item 8 of the Companies Act that relate to the share options issued by Minato (limited to those related to (d) of that item).

As of the filing date hereof, Minato has not issued bonds with share options.

Kansai Urban

In the Share Exchanges, the Company shall not issue the Company’s share options to the holders of Kansai Urban’s share options, as a substitute for the latter share options.  Kansai Urban shall acquire without consideration all of the share options that it has issued and cancel them no later than the day immediately preceding the Closing Date.

As of the filing date hereof, Kansai Urban has not issued bonds with share options.

(ii)            Method of receipt of share options issued in the reorganization

Minato

Share options issued in the Share Exchanges will be allocated to the holders of Minato’s share options as of the Base Time.  No specific procedures shall be required because the Company shall not issue share option certificates.

Kansai Urban

Not applicable.

7.            Procedures Concerning the Reorganization

(1)	Types and Outlines of Documents Kept under the Companies Act, etc. with Respect to Reorganization, and Method of Inspection of the Documents

With respect to the Share Exchanges, pursuant to Article 794, paragraph 1 of the Companies Act and Article 193 of the Ordinance for Enforcement of the Companies Act, documents that state the following shall be kept at the Company’s head office from December 22, 2017: (i) the share exchange agreement; (ii) matters regarding appropriateness of the provision regarding the matters listed in Article 768, paragraph 1, items 2 and 3 of the Companies Act; (iii) for Minato, matters regarding the appropriateness of the provision regarding the matters listed in Article 768, paragraph 1, items 4 and 5 of the Companies Act; (iv) a document providing the details of Minato and Kansai Urban’s financial statements for the last fiscal year; (v) for Minato or Kansai Urban, details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which arise after the last day of the last fiscal year; (vi) the balance sheets as of the date of establishment of the Company; and (vii) details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which arise after the establishment of the Company.  The document for (i) is the share exchange agreement that was approved at the Company, Minato, and Kansai Urban’s board of directors meeting held on November 14, 2017.  The document for (ii) is a document that explains, upon the Share Exchanges, that the share exchange ratio, calculation basis thereof, and matters regarding the amounts of increase in paid-in capital and reserves of the Company set forth in the above-mentioned share exchange agreement are appropriate.  The document for (iii) is a document which explains that Share Exchange Agreement regarding the terms and the number, or the method of calculation of the number, of the Company’s share options to be delivered to the holders of Minato’s share options are appropriate.  The document for (iv) is a document that relates to Minato and Kansai Urban’s financial statements for the fiscal year ended March 2017.  The document for (v) is a document that explains the details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which have arisen at Minato or Kansai Urban after the last day of the last fiscal year.  The document for (vi) is the balance sheet as of the date of establishment of the Company, and the document for (vii) is a document that explains the details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which arise after the establishment of the Company.

These documents may be inspected during the business hours of the Company at its head office.  If, before the day on which the Share Exchanges become effective, any of the matters listed in (i) through (vii) above changes, a document stating matters after the change will be additionally kept.

Next, at Minato and Kansai Urban, pursuant to Article 782, paragraph 1 of the Companies Act and Article 184 of the Ordinance for Enforcement of the Companies Act, documents that state the following shall be kept at Minato and Kansai Urban’s head office from December 11, 2017: (i) the share exchange agreement; (ii) matters regarding appropriateness of the consideration for the exchange; (iii) matters to be referred to regarding the consideration for the exchange; (iv) for Minato, matters regarding appropriateness of the provision regarding the share options to be issued in the Share Exchanges; (v) the balance sheets as of the date of establishment of the Company; (vi) details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which arise after the establishment of the Company; and (vii) for Minato or Kansai Urban, details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which arise after the last day of the last fiscal year.

The document for (i) is the share exchange agreement that was approved at the Company, Minato, and Kansai Urban’s board of directors meeting held on November 14, 2017.  The document for (ii) is a document that explains, upon the Share Exchanges, that the share exchange ratio, calculation basis thereof, and matters regarding the amounts of increase in paid-in capital and reserves of the Company set forth in the above-mentioned share exchange agreement are appropriate.  The document for (iii) is a document that explains the Company’s Articles of Incorporation and the method of realization of the Company’s shares.  The document for (iv) is a document which explains that the Share Exchange Agreement regarding the terms and the number, or the method of calculation of the number, of the Company’s share options to be delivered to the holders of Minato’s share options are appropriate.  The document for (v) is the balance sheets as of the date of establishment of the Company.  The document for (vi) is a document that explains the details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which arise after the date of establishment of the Company.  The document for (vii) is a document that explains the details of events that materially affect the status of company property, such as the disposition of material property and incurrence of material obligations, which have arisen at Minato or Kansai Urban after the last day of the last fiscal year.

These documents may be inspected during the business hours of Minato and Kansai Urban at their head offices.  If, before the day on which the Share Exchanges become effective, any of the matters listed in (i) through (vii) above changes, a document stating matters after the change will be additionally kept.

(2)	Method and Timetable for the Reorganization such as Shareholders Meetings

(omitted)

(3)	Method in Which Holders of Securities Issued by the Reorganized Company Exercise Their Right to Demand Purchase of Their Securities upon the Reorganization

(i)            Regarding the shares

Minato’s shareholders

In order for Minato’s shareholders to exercise, against Minato, the dissenting shareholders’ right to demand the purchase of shares set forth in Article 785 of the Companies Act with respect to the shares of Minato’s common stock held by the shareholders, they are required to notify Minato of their intention to dissent from the Share Exchanges prior to the extraordinary shareholders meeting scheduled to be held on December 26, 2017, and dissent from the Share Exchanges at the above-mentioned extraordinary shareholders meeting.  Further, the right to demand the purchase of shares is required to be exercised during the period from the day that is twenty (20) days before the effective date of the Share Exchanges (April 1, 2018) up to and including the day immediately preceding the effective date by disclosing the number of shares relating to that demand for the purchase of shares.

Kansai Urban’s Shareholders of Common Stock

In order for Kansai Urban’s shareholders of Common Stock to exercise, against Kansai Urban, the dissenting shareholders’ right to demand the purchase of shares set forth in Article 785 of the Companies Act with respect to the shares of Kansai Urban’s common stock held by the shareholders, they are required to notify Kansai Urban of their intention to dissent from the Share Exchanges prior to the extraordinary shareholders meeting and the general meeting of class shareholders that consists of the Shareholders of Common Stock, respectively, scheduled to be held on December 26, 2017, and dissent from the Share Exchanges at the above-mentioned extraordinary shareholders meeting and the general meeting of class shareholders that consists of the Shareholders of Common Stock.  Further, the right to demand the purchase of shares is required to be exercised during the period from the day that is twenty (20) days before the effective date of the Share Exchanges (April 1, 2018) up to and including the day immediately preceding the effective date by disclosing the number of shares relating to that demand for the purchase of shares.

Kansai Urban’s Shareholders of Preferred Stock

In order for the Shareholders of Preferred Stock to exercise, against Kansai Urban, the dissenting shareholders’ right to demand the purchase of shares set forth in Article 785 of the Companies Act with respect to the Preferred Stock held by them, they are required to notify Kansai Urban of their intention to dissent from the Share Exchanges prior to the general meeting of class shareholders that consists of the Shareholders of Preferred Stock scheduled to be held on December 26, 2017, and dissent from the Share Exchanges at the above-mentioned general meeting of class shareholders that consists of the Shareholders of Preferred Stock.  Further, the right to demand the purchase of shares is required to be exercised during the period from the day that is twenty (20) days before the effective date of the Share Exchanges (April 1, 2018) up to and including the day immediately preceding the effective date by disclosing the number of shares relating to that demand for the purchase of shares.

(ii)            Regarding the share options

Minato

Regarding the share options to be issued in the Share Exchanges, pursuant to Article 787, paragraph 1 of the Companies Act, no right to demand the purchase of share options shall accrue because the Share Exchange Agreement regarding the matters listed in Article 768, paragraph 1, item 4 or 5 of the Companies Act conforms to the conditions set forth in Article 236, paragraph 1, item 8 of the Companies Act that relate to the share options issued by Minato (limited to those related to (d) of that item).

Kansai Urban

In the Share Exchanges, the Company shall not issue the Company’s share options to the holders of Kansai Urban’s share options, as a substitute for the latter share options.  Kansai Urban shall acquire without consideration all of the share options that it has issued and cancel them no later than the day immediately preceding the Closing Date.

II.            INTEGRATED FINANCIAL INFORMATION

(1)	The Company

As the Company was incorporated on November 14, 2017, and its first fiscal year has not yet closed, there is no financial information as of the filing date hereof.
The Company acquired all the shares of Kinki Osaka owned by Resona Holdings on December 7, 2017, and made Kinki Osaka its wholly-owned subsidiary.

(2)	The Company after Reorganization

As described above, there is no financial information of the Company as of the filing date hereof.  However, the Share Exchanges are implemented as part of the Business Integration; and if aggregate values are calculated for each of the Consolidated Ordinary Income, Consolidated Ordinary Profit, and Net Profit Attributable to the Shareholders of the Parent Company, which are the key performance indicators in the recent consolidated fiscal year of the Integrated Parties, which will become the wholly-owned subsidiaries of the Company as a result of the Business Integration, they shall respectively be as follows.  However, it should be noted that the following figures are merely simply aggregated values, which have not yet received any audit certification from an auditing firm.  Also, no aggregate values have been calculated for the indicators other than Consolidated Ordinary Income, Consolidated Ordinary Profit, and Net Profit Attributable to the Shareholders of the Parent Company because it is difficult even simply to aggregate values for the other indicators and also because simply aggregated values, if they are ever calculated, may mislead investors in their decisions.

Consolidated Ordinary Income (in millions of yen)	208,839
Consolidated Ordinary Profit (in millions of yen)	38,388
Net Profit Attributable to the Shareholders of the Parent Company (in millions of yen)	30,923

(3)	Reorganized Company

The key performance indicators of each of Both Banks, which will become the wholly-owned subsidiaries of the Company, in the recent consolidated fiscal years are as follows:

(i)            Minato

Changes in Key Performance Indicators, etc.
Changes in Consolidated Performance Indicators, etc.

		FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
		(April 1, 2012 - March 31, 2013)	(April 1, 2013 - March 31, 2014)	(April 1, 2014 - March 31, 2015)	(April 1, 2015 - March 31, 2016)	(April 1, 2016 - March 31, 2017)
Consolidated Ordinary Income	(in millions of yen)	65,174	67,977	65,043	64,352	60,748
Consolidated Ordinary Profit	(in millions of yen)	12,332	14,178	13,554	11,854	11,005
Net Profit Attributable to the Shareholders of the Parent Company	(in millions of yen)	6,949	7,511	7,478	7,360	7,119
Consolidated Comprehensive Income	(in millions of yen)	12,340	6,745	17,906	692	4,158
Consolidated Net Assets	(in millions of yen)	128,166	122,268	137,180	136,019	138,588
Consolidated Total Assets	(in millions of yen)	3,169,835	3,340,992	3,417,209	3,484,662	3,506,644
Net Assets per Share	(in yen)	289.37	298.37	333.97	3,303.03	3,341.68
Net Profit per Share for the Current Period	(in yen)	17.16	18.50	18.37	180.58	173.81
Net Profit per Share for the Current Period after Adjustment of Dilutive Shares	(in yen)	17.15	18.47	18.33	180.09	173.19
Equity Ratio	(%)	3.70	3.62	3.98	3.86	3.91
Consolidated Return on Equity-ROE	(%)	6.18	6.29	5.82	5.43	5.23
Consolidated Price-Earnings Ratio-PER	(Multiplier)	9.32	9.72	15.13	8.36	11.90
Cash Flows From Operating Activities	(in millions of yen)	898	119,074	(1,764)	1,532	41,044
Cash Flows From Investing Activities	(in millions of yen)	(173)	170,911	88,568	6,651	10,278
Cash Flows From Financing Activities	(in millions of yen)	(3,338)	(14,559)	(2,529)	(11,800)	(23,042)
Cash and Cash Equivalents at the end of the FY	(in millions of yen)	35,404	310,812	395,081	391,463	419,752
Number of Employees (Average Number of Temporary Employees (Not Included in the Number of Employees))	(persons)	2,366	2,375	2,395	2,421	2,472
		(757)	(768)	(759)	(757)	(737)

(Note)	1.	Accounting treatment of consumption tax and local consumption tax is subject to the tax-exclusion method.

2.
A stock consolidation in which every 10 shares of common stock were consolidated into 1 share of common stock was implemented as of October 1, 2016.  Net Assets per Share, Net Profit per Share for the Current Period, and Net Profit per Share for the Current Period after Adjustment of Dilutive Shares are calculated as if the stock consolidation was implemented at the beginning of FY 2015.

3.
Equity Ratio is calculated by open parentheses the Total Net Assets at the end of the FY - Share Options at the end of the FY - Non-controlling Interests at the end of the FY close parentheses divided by the Total Assets at the end of the FY.

(ii)            Kansai Urban

Changes in Key Performance Indicators, etc.
Changes in Consolidated Performance Indicators, etc.

		FY 2012	FY 2013	FY 2014	FY 2015	FY 2016
		(April 1, 2012 - March 31, 2013)	(April 1, 2013 - March 31, 2014)	(April 1, 2014 - March 31, 2015)	(April 1, 2015 - March 31, 2016)	(April 1, 2016 - March 31, 2017)
Consolidated Ordinary Income	(in millions of yen)	106,229	100,402	95,851	90,346	89,098
Consolidated Ordinary Profit	(in millions of yen)	5,257	26,182	23,077	22,218	18,997
Net Profit Attributable to the Shareholders of the Parent Company (The parenthesized numbers indicate Net Loss Attributable to the Shareholders of the Parent Company)	(in millions of yen)	(5,318)	18,447	17,354	16,016	15,023
Consolidated Comprehensive Income	(in millions of yen)	5,560	16,431	24,335	12,976	16,271
Consolidated Net Assets	(in millions of yen)	135,775	163,480	182,612	190,657	202,021
Consolidated Total Assets	(in millions of yen)	4,302,709	4,128,638	4,323,067	4,483,017	4,603,756
Net Assets per Share	(in yen)	112.00	1,195.24	1,447.36	1,556.98	1,712.79
Net Profit per Share for the Current Period (the parenthesized numbers indicate Net Loss per Share for the Current Period)	(in yen)	(9.34)	232.32	209.50	191.77	179.45
Net Profit per Share for the Current Period after Adjustment of Dilutive Shares	(in yen)	―	146.35	131.80	122.90	117.39

Equity Ratio	(%)	2.77	3.92	4.19	4.22	4.35
Consolidated Return on Equity-ROE	(%)	(4.46)	19.72	15.65	12.54	10.80
Consolidated Price-Earnings Ratio-PER	(Multiplier)	―	5.29	5.94	5.78	7.88
Cash Flows From Operating Activities	(in millions of yen)	(10,827)	(169,457)	165,888	34,206	54,028
Cash Flows From Investing Activities	(in millions of yen)	99,721	122,905	(23,288)	(461)	66,736
Cash Flows From Financing Activities	(in millions of yen)	(17,578)	(11,550)	(14,317)	(30,374)	(31,887)
Cash and Cash Equivalents at the end of the FY	(in millions of yen)	229,635	171,526	299,815	303,186	392,068
Number of Employees (Average Number of Temporary Employees (Not Included in the Number of Employees))	(persons)	2,603	2,532	2,496	2,542	2,619
		(915)	(952)	(927)	(885)	(839)

(Note)	1.	Accounting treatment of consumption tax and local consumption tax for Kansai Urban and its domestic consolidated subsidiaries is subject to the tax‑exclusion method.

2.	A stock consolidation in which every 10 shares of common stock were consolidated into 1 share of common stock was implemented as of October 1, 2014. Net Assets per Share, Net Profit per Share for the Current Period, and Net Profit per Share for the Current Period after Adjustment of Dilutive Shares are calculated as if the stock consolidation was implemented at the beginning of FY 2013.

3.	There are no numbers stated for the Net Profit per Share for the Current Period after Adjustment of Dilutive Shares of FY 2012 because although there were dilutive shares, Net Loss was recorded.

4.	Equity Ratio is calculated by open parentheses the Total Net Assets at the end of the FY - Share Options at the end of the FY - Non-controlling Interests at the end of the FY close parentheses divided by the Total Assets at the end of the FY.

5.	Consolidated Return on Equity-ROE of FY 2014 is calculated based on the total of the Net Assets at the beginning of the year that reflects the effect of changes in accounting policy as a result of the amendment to the Accounting Standards for Retirement Benefits.

6.	There are no numbers stated for the Consolidated Price-Earnings Ratio-PER of FY 2012 because Net Loss was recorded.

III.	MATERIAL AGREEMENTS BETWEEN THE ISSUER (ITS RELATED PARTIES) AND THE REORGANIZED COMPANY

Not applicable.

Part III.                       CORPORATE INFORMATION

I.              OVERVIEW OF THE COMPANY

1.             Changes in Key Performance Indicators, etc.

Changes in key performance indicators, etc. are as listed in “PART II. INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), II. INTEGRATED FINANCIAL INFORMATION” above.

2.             History

November 14, 2017	Incorporation of the Company by Resona Holdings as the shareholder Execution of share exchange agreement regarding the Share Exchanges
December 7, 2017	Acquisition of all the shares of Kinki Osaka held by Resona Holdings
December 26, 2017
Resolution to approve the Share Exchange Agreement at respective extraordinary meetings of shareholders of the Company, Minato and Kansai Urban, and at respective general meetings of class shareholders of Kansai Urban that consist of the Shareholders of Common Stock and the Shareholders of Preferred Stock, respectively (scheduled)

April 1, 2018	Effectuation of the Share Exchanges (scheduled) Listing of the common stock of the Company on the First Section of the TSE (scheduled)

For the history of Both Banks that will be wholly-owned subsidiaries, please see their annual securities reports (for Minato, the annual securities report filed on June 29, 2017; and for Kansai Urban, the annual securities report filed on June 29, 2017).

3.            Details of Business

The Company was incorporated on November 14, 2017; and as of the filing date hereof, it does not engage in substantial business activities other than (i) the preparation of this statement and other business incidental to the incorporation and matters set forth in the Business Integration Agreement; and (ii) business which must be conducted by the Company as a holding company in order to smoothly implement the Business Integration on the Closing Date, including the business of managing Kinki Osaka.  After the closing of the Business Integration, as a bank holding company, the Company plans to engage in the management of the bank holding company group to which the Company belongs and any business incidental or related thereto, and any business that a bank holding company is permitted to conduct under the Banking Act.

Details of the business of Kinki Osaka, the Company’s wholly-owned subsidiary, as of the end of the FY ended March 2017, is as follows:

Kinki Osaka

Kinki Osaka and its related companies comprise Kinki Osaka and one consolidated subsidiary and engage in banking business.

Business organization chart of Kinki Osaka and its related companies is as follows:

Details of the business of Both Banks that will be the Company’s wholly-owned subsidiaries as of the end of the FY ended March 2017 is as follows:

Minato

Minato and its related companies comprise Minato, two parent companies and 14 consolidated subsidiaries and engage in the financial services business, mainly banking business, and credit card business, credit guarantee business, leasing business, administrative agency business, and management consulting business.

Business organization chart of Minato and its affiliates is as follows:

Kansai Urban

Kansai Urban and its related companies comprise Kansai Urban and six consolidated subsidiaries and engage in financial service-related business, mainly banking business and leasing business.

Business organization chart of Kansai Urban and its affiliates is as follows:

4.             Status of Related Companies

As of the filing date hereof, the Company’s related companies are as follows:

Company Name	Address	Paid-in Capital (millions of yen)	Details of Major Business	Voting Rights Holding (Held) Ratio (%)	Details of Relationship with the Company
(Parent company)
Resona Holdings, Inc. (Note) 1	Koto-ku, Tokyo	50,472	Bank holding company	Held 100.00	Three officers concurrently serve as officers of the Company
(Consolidated subsidiary)
The Kinki Osaka Bank, Ltd. (Note) 2	Chuo-ku, Osaka-shi	38,971	Banking business	100.00	-
Kinki Osaka Shinyo Hosho Co,, Ltd. (Note) 2	Chuo-ku, Osaka-shi	6,397	Credit guarantee	100.00 (100.00)	-

(Note) 1.	A company required to submit annual securities reports.
2.	A specified subsidiary.
3.	The parenthesized numbers in the column of “Voting Rights Holding (Held) Ratio” indicate the indirect holding ratio by the respective subsidiary (included in the total numbers).

For the status (scheduled) of the Company’s related companies after the effectuation of the Share Exchanges, please refer to “(2) Overview of Corporate Group of Filing Company, and Relationship within the Corporate Group Between Reorganized Company and Corporate Group of Filing Company, (i) Overview of corporate group of filing company, B. Overview of corporate group of filing company” stated in “PART II INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), I. OUTLINE OF REORGANIZATION (TENDER OFFER), 1. Purpose, etc. of the Reorganization” above.

For the status of related companies of Both Banks that will be the Company’s wholly-owned subsidiaries, please refer to their respective annual securities reports (for Minato, the report filed on June 29, 2017; and for Kansai Urban, the report filed on June 29, 2017).

5.             Status of Employees

(1)            Status of the Company

As of November 30, 2017
Number of Employees (persons)	Average Age (years old)	Average Service Year (year)	Average Annual Wage (thousand yen)
137	47.3	24.5	10,793

(Note)	1.
The number of employees is the number of personnel at work and the  employees are seconded from Kinki Osaka, Resona Bank, and Saitama  Resona Bank, Limited (“Saitama Resona Bank”).  The average service year  is the total average of the service years at each company.

2.	The Company newly accepts 10 employees seconded from Kinki Osaka and Resona Bank as of December 7, 2017.

(2)            Status of Consolidated Companies

 The status of employees of Kinki Osaka that is the wholly-owned subsidiary of the Company is as follows.

As of March 31, 2017
Name of Segment	Total
Number of Employees (persons)	2,150
[934]

(Note)	1.	Since Kinki Osaka is the sole business segment, the total number of employees of consolidated companies is stated. The number of employees indicates the number of personnel at work.
2.	The average number of persons temporarily employed per year is bracketed separately from the total number of employees.

The status of employees of Both Banks that will be the Company’s wholly-owned subsidiaries as of the end of the consolidated fiscal year ended March 2017 (March 31, 2017) is as follows:

  (i)            Minato
As of March 31, 2017
Name of Segment	Banking Business	Others	Total
Number of Employees (persons)	2,237 [580]	235 [157]	2,472 [737]

(Note)	1.	The number of employees does not include 730 fixed-term employees (shokutaku) and persons temporarily employed, nor 14 executive officers who do not concurrently serve as directors.

2.	The average number of persons temporarily employed per year is bracketed separately from the total number of employees.

  (ii)            Kansai Urban
As of March 31, 2017
Name of Segment	Banking Business	Leasing Business	Other Business	Total
Number of employees (persons)	2,536 [806]	55 [5]	28 [28]	2,619 [839]

(Note)	1.	The number of employees does not include 1,195 fixed-term employees (shokutaku) and persons temporarily employed.
2.	The average number of persons temporarily employed per year is bracketed separately from the total number of employees.

(3)            Status of Labor Unions

  (i)            The Company

There are no applicable matters.  There are no labor-management matters to be noted.

 (ii)            Consolidated companies

The status of the labor union of Kinki Osaka, the Company’s wholly-owned subsidiary, during one year up to the filing date hereof is as follows.

The employees’ union of Kinki Osaka is referred to as Kinki Osaka Bank Employees’ Union and has 1,794 union members as of March 31, 2017.  There are no labor-management matters to be noted.

The status of the labor unions of Both Banks that will be the Company’s wholly-owned subsidiaries during the one year up to the filing date hereof is as follows.

Minato

The employees’ union of Minato is referred to as Minato Bank Employees’ Union and has 1,700 union members as of March 31, 2017.  There are no labor-management matters to be noted.

Kansai Urban

The employees’ union of Kansai Urban is referred to as Kansai Urban Bank Employees’ Union and has 2,112 union members as of March 31, 2017.  There are no labor-management matters to be noted.

II.            BUSINESS STATUS

1.             Overview of Performance, etc.

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the first account settlement date has not yet arrived. Thus, there are no applicable matters.

For an overview of the performance, etc. of Both Banks that will be the Company’s wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017),

Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly securities reports (filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly securities reports (filed on July 28, 2017 and November 14, 2017).

2.             Status of Production, Received Orders and Sales

Due to the peculiarity of business of the Company as a bank holding company, there are no applicable matters; thus, Status of Production, Received Orders and Sales is not stated.

For the status of production, received orders and sales of Both Banks that will be the Company’s wholly-owned subsidiaries, due to the peculiarity of their banking business, there are no applicable matters; thus, they are not stated.

3.             Management Policy, Management Environment and Issues to Be Addressed, etc.

The Company was incorporated on November 14, 2017; and as of the filing date hereof, it does not engage in substantial business activities other than (i) the preparation of this statement and other business incidental to the incorporation and matters set forth in the Business Integration Agreement; and (ii) business which must be conducted by the Company as a holding company in order to smoothly implement the Business Integration on the Closing Date, including the business of managing Kinki Osaka.  Thus, there are no applicable matters.

Matters such as the management policy and management environment of and issues to be addressed by Kinki Osaka, the Company’s wholly-owned subsidiary, are as follows:

(1)            Basic Management Policy of Kinki Osaka

As a member of the Resona Group, under the group’s corporate mission below, the Kinki Osaka Group aims to become the financial services group trusted by regional societies and evaluated by shareholders and markets by sticking with a local customer-oriented attitude, and to maximize corporate value by pursuing innovations to further dramatic development of the group.

<Resona Group Corporate Mission>
The Resona Group aims at becoming a true “financial
services group full of creativity.”  Towards this goal, the
Resona Group will:
1) live up to customers’ expectations,
2) renovate its organization,
3) implement transparent management, and
4) develop further with regional societies.

(2)            Target Performance Indicators

Key performance indicators of the Resona Group for the FY ending March 2020 will be as follows:

Net income attributable to owners of the parent:	165.0 billion yen
Consolidated fee income ratio:	35% or more
Consolidated cost income ratio:	Below 60%
ROE: (Note) 1, 2	10% or more
CET1 ratio: (Note) 1, 3	9% level

(Note)	1.	Reflects the impact of the Business Integration

2.
(Net income attributable to owners of the parent – Preferred dividends) / (Total shareholders’ equity – Balance of outstanding preferred shares), simple average of the balances at the beginning and end of the term.

3.	Excludes unrealized gain on available-for-sale securities, net of tax effect.

(3)           Medium- and Long-Term Business Strategies of the Company

In Japan, structural changes that have a tremendous impact on financial businesses are accelerating, including a changing demographic structure, further maturation of society, changes in the financial sector accompanying technological advancement, and the advent of a new era of competition across industry boundaries.

Given more fierce environmental changes, the Kinki Osaka Group, as a member of the Resona Group, announced in April 2017 a new medium-term management plan for the period ending March 2020.

The basic strategies of our medium-term management plan are 1) to advance an “Omni-channel,” 2) to develop 26,000 “Omni-advisors”, and 3) to establish an “Omni-regional” platform.  These strategies lay out a roadmap for the future of retail financial services that the Resona Group envisions beyond changes and chart a path towards sustainable growth.

The Resona Group will maintain its fundamental stance that “Customers’ happiness is our pleasure,” and make the utmost effort to realize the “Retail No.1” financial services group that is most supported by regional customers as it walks with them into the future.

(4)            Issues to be Addressed by the Company

Aiming to be “Retail No. 1”as a member of the Resona Group, the Kinki Osaka Group recognizes mainly the following items as issues to be addressed.

A.            Basic strategies

The Kinki Osaka Group will create a next-generation retail financial services model to be supported by wide retail customers in Japan in which it can approach customers it has not had effective contact with, address customer needs it has not been able to ascertain, and find profit opportunities it has not been able to reach (such as expanding functions that are highly compatible with the banking business).

(a)            Advance an “Omni-channel” strategy
-- Best solution for more customers, anytime and anywhere --
a. Expansion of customer base
▪ Convert from a business centered on “accessible” customers to a business “expanding to” customers it has not had effective contact with
b. Expansion of customer contact
▪ Further strengthen face-to-face solutions and establish an interactive communication method using digital (non-face-to-face) channels
▪ Seamless integration of face-to-face solutions and digital channels
c. Sophistication of marketing
▪ Sophisticate a marketing model based on customers’ financial and non-financial information, etc.

(b)           Develop 26,000 “Omni-advisors”
a. All Resona Staff Provide Solutions
▪ Understand the true latent needs of customers (cultural innovation)
▪ Development and expansion of employees providing solutions
b. Diverse Solutions Menu
▪ Diversification of solution fields based on segments such as customer needs (Enhancement of advanced solutions capability through face-to-face contact and provision of easy, convenient, and valuable solutions by digital channels)

(c)            Establish an “Omni-regional” platform
-- “Community-based relationship banking” and “efficient open platform” --
a. Expansion of Resona’s open platform
▪ Build win-win relationships through a diverse array of relationships with regional financial institutions (compatibility between community-based fine-tuned relationships and the scale merit as the group)
▪ Further strengthen the highly efficient operating system through operational reforms
▪ Find profit opportunities by expanding functions that are highly compatible with the banking business
b. Full-scale introduction of a “Smart Store” (Internet Branch)
▪ Expand the customer base nationwide through intensified Smart Store strategies

B.            Business strategies

Our business strategy involves a commitment to growth, turnaround, and business succession solutions and total life solutions that are closely aligned with the growth stage or life stage of our customers.

Resona will undertake expansion of the SME business and the loan business by raising the capability to assess clients’ business (business assessment capability), diversification of solutions, and the provision of high-value-added products.  We will substantially increase recurring fee income by reinforcing initiatives such as asset formation support (assets under management) and succession solutions that leverage the strength of our affiliation with Japan’s largest commercial bank with full-line trust capabilities and asset management companies.  We will also utilize our advanced, highly convenient settlement services that respond to rapid technological innovation.

“Growth, Turnaround, Succession Solutions”
We will offer all of our corporate customers optimal, perfectly timed solutions for various business issues incurred in their growth stage and deepen medium/long-term win-win relationships with such customers, thereby realizing a “Resona most supported by SMEs”.

“Total Life Solutions”
While lifestyles of individual customers become diversified with the changing times, we will provide solutions tailored closely to the living of customers through continuous communications via optimal channels, and respond to a wide variety of needs such as asset formation, investment, settlement, loan and succession in their life stage, thereby realizing a “Resona most supported by individual customers”.

For matters such as the management policy and management environment of and issues to be addressed by Both Banks that will be wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017), Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly reports (filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly reports (filed on July 28, 2017 and November 14, 2017).

4.         Business Risks, etc.

In relation to the Share Exchanges, the risks set forth in (1) below are expected to be the risks concerning the Business Integration.  Also, the business risks, etc. of Kinki Osaka, the Company’s wholly-owned subsidiary, set forth in (2) below will be the business risks, etc. of the Company group.  Further, the Company will be the wholly-owning parent company of Both Banks through the Share Exchanges, after the effective date of the Share Exchanges, the business risks, etc. of Both Banks in (3) and (4) below as of the filing date hereof are expected to be the business risks, etc. of the Company group.

In this paragraph, matters concerning the future are included.  Such matters have been judged as of the filing date hereof, unless otherwise stated herein.

(1)           Risks Concerning the Business Integration

(i)             Risk concerning the procedures, etc.

Through the Share Exchanges, Both Banks and Kinki Osaka will be the Company’s wholly-owned subsidiaries.  However, the procedures required for the Business Integration are not yet completed as of the filing date hereof and are likely to be behind schedule.  Further, the Business Integration itself might not be completed as scheduled or might not take place.  Such situations may adversely affect the financial condition and operating results of the Company group.

(ii)            Risk concerning the effect of the Business Integration

Where the expected effect of the Business Integration is not realized at an early stage or to the full extent, or considerable expenses are incurred for the Business Integration, such cases may adversely affect the business development, financial condition, and operating results of the Company group.

(2)            Business Risks, etc. of Kinki Osaka

(i)             Risk of increase in credit-related expenses

The Kinki Osaka Group is coping with presage management and risk diversification against deterioration in loan assets thereby strengthening the credit risk management system.  For bad loans, the group provides a sufficient level of financial treatment based on accurate self-assessment.

However, depending on economic trends, a decrease in real property price or stock price, or the business condition of borrowers in the future, the group may be forced to make allowances or provisions beyond its assumption, which may adversely affect the business results, financial condition, and equity capital of the Kinki Osaka Group.

(ii)            Risk concerning market business

The Kinki Osaka Group engages in the trading business handling financial instruments with market fluctuations such as derivatives, and in the investment business such as government bonds and investment trusts.  Also, the group has interest gaps between long-term and short-term interest rates resulting from differences in the interest rate renewal dates of deposits and loans.  As such, the Kinki Osaka Group has developed a stricter risk management system and conducted proper risk controls by setting the risk limit or loss limit appropriate for its financial capability and by specifying its responses when a risk or loss approaches or reaches the relevant limit.  Also, when selecting financial instruments to be newly handled, the group recognizes and understands the risk profile of such instruments and makes efforts to build a management system appropriate for their risk profile.

However, the operating results and financial situation of the Kinki Osaka Group may be adversely affected by fluctuations in market interest rates, foreign exchange rates, stock prices or bond prices.  For example, if a market interest rate rises, the value of the portfolio of bonds such as government bonds held by the Kinki Osaka Group will decline and there will be valuation loss or realized loss beyond its assumption, which may adversely affect the operating results and financial situation of the Kinki Osaka Group.  Also, if market liquidity rapidly worsens due to deteriorating demand and supply for investable products or if the underlying assets substantially deteriorate, the value of the investable products held will decline, and valuation loss or realized loss will be incurred beyond its assumption, whereby the operating results and financial condition of the Kinki Osaka Group may be adversely affected.

(iii)          Risk resulting from fluctuations in foreign exchange rates

The Kinki Osaka Group owns part of the assets and liabilities in foreign currencies.  Risks concerning these foreign currency-denominated assets and liabilities are controlled by mutual offsets or appropriate hedging as necessary.  However, if there is a substantial unexpected fluctuation in foreign exchange rates, it may adversely affect the operating results and financial situation of the Kinki Osaka Group.

(iv)         Risk concerning stockholding

In order to eliminate the influence on its operating results due to a decline in stock prices, the Kinki Osaka Group has reduced its balance of stocks held and made its best efforts to remove stock price fluctuation risk.  As of the end of the recent consolidated fiscal year, the group recorded appraisal gain for the entire stock held.

However, if it faces an extremely substantial decline in stock prices, there may be an impairment or valuation loss in held stocks, which may adversely affect the operating results and financial condition of the Kinki Osaka Group.  In addition, if the group further reduces the number of stocks held in order to reduce the risks concerning stockholding, there may be a loss on the sale of stocks or lost opportunity gain, which may adversely affect the operating results and financial condition of the Kinki Osaka Group.

(v)           Risk concerning fundraising and liquidity

In order to continue stable cash-flow management, the Kinki Osaka Group properly manages liquidity risks by setting an upper limit for short-term funding from the market to restrain excessive reliance on funding from the market and short-term funding, and by monitoring liquidity risk indicators according to the trend of deposits and loans and the status of the environment of funding from the market.

Particularly, regarding the liquidity risk indicators, based on the understanding that it is important to secure plenty of easily realizable assets (liquid assets), the group has established guidelines for the amount of liquid assets held according to their scale and character.

However, if there is large-scale financial system anxiety or a malicious rumor about the Kinki Osaka Group in the future, the group may be forced to raise funds at a significantly higher interest rate than usual; and it may face difficulties in securing the necessary funds from the market, or deposits in an amount largely beyond its assumption may outflow, thereby making cash flow management difficult.  As a result, the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected.

(vi)         Risk resulting from severer competition

Based on its governance reform, customer-oriented service reform and financial reform conducted so far, the Kinki Osaka Group is emphasizing relationships with customers in actively promoting finance that is closely aligned with communities, improving customer convenience, and revitalizing the regional economy by accelerating support for customer growth.  Further, as a member of the Resona Group, the Kinki Osaka Group aims to become the “Retail No.1” by creating “Next-generation Retail Financial Services Model” through the basic strategies, namely, 1) to advance an “Omni-channel” strategy, 2) to develop 26,000 “Omni-advisors”, and 3) to establish an “Omni-regional” platform, and also by providing customer-friendly solutions.  However, due to deregulation in the finance industry, advancement of financial innovation represented by Fintech, and integration, reorganization or business tie-up of financial institutions in recent years, the business environment is becoming increasingly severe.

If competition becomes more severe and the Kinki Osaka Group is not able to fully respond to such competition, the operating results and financial condition of the Kinki Osaka Group may be adversely affected.

(vii)        Risk concerning business strategies

As the “Retail No.1” financial services group that is most supported by regional customers as it walks with them into the future, the Kinki Osaka Group, as a member of the Resona Group, is developing various business strategies based on the three basic strategies, namely: 1) to advance an “Omni-channel” strategy, 2) to develop 26,000 “Omni-advisors”, and 3) to establish an “Omni-regional” platform.  With the development of these business strategies, it will be necessary for the group to secure personnel for managing and performing new business, to improve systems so as to respond to diversified financial instruments and services, and to enhance the risk management system to promptly cope with changes in the market environment and pricing trends, which may impose additional cost burdens.  Also, if various factors as listed below or unexpected events such as a substantial change in the social or economic environment occur, the Kinki Osaka Group may not be profitable as initially expected; as a result, the operating results and financial condition of the Kinki Osaka Group may be adversely affected.
—	Expansion of loans to good-standing customers does not advance;
—	Margins on loans appropriate for the risks cannot be secured;
—	Commission income do not increase as expected;
—	Measures for more efficiency such as cost reduction are not successful as expected; or
—	Synergies among the group companies are not effective as expected.

(viii)      Risk of worsened capital adequacy ratio

The Kinki Osaka Group is subject to the domestic standards in the “Standards to Determine if Adequacy of Capital Ratio of a Bank is Proper Based on Its Held Assets” (Financial Services Agency Public Notice No. 19 of 2006) and needs to maintain consolidated and non-consolidated capital adequacy ratios at 4% or more.

The capital adequacy ratio of the Kinki Osaka Group may decline mainly due to various risks emerging as provided in this “Business Risks, etc.”; in such cases, the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected because of an increase in fundraising cost or due to another reason.  If the Kinki Osaka Group’s capital adequacy ratio is lower than the standards (4%), the Financial Services Agency Commissioner will issue various orders including the suspension of all or part of its operations as early corrective measures.  As a result, the business operations, operating results, and financial condition of the Kinki Osaka Group may be significantly adversely affected.

(ix)          Rating risk

The Kinki Osaka Group is rated by rating agencies.  The Kinki Osaka Group has taken various measures, including those for increasing earning power and improving financial soundness.  However, the ratings are granted based on information provided by the Kinki Osaka Group to rating agencies and information independently collected by rating agencies; thus, they are always subject to review by rating agencies.

In addition, the ratings of the Kinki Osaka Group may be lowered by various factors set forth in this “Business Risks, etc.”, ratings of Japanese government bonds, or valuation of the Japanese financial system as a whole, solely or in combination.

If a rating is lowered, it may be difficult for the group to conduct fundraising due to an increase in fundraising cost or inability to secure the necessary funds from the market.  As a result, the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected.

(x)            Risk concerning deferred tax assets

The Kinki Osaka Group records deferred tax assets based on reasonable and conservative quotations.  The deferred tax assets are calculated based on various estimates and assumptions, and the actual result may be different from such estimate or assumption.  Any revision of tax-related laws may affect the calculation of deferred tax assets.

As a result, the operating results, financial condition, and capital adequacy ratio of the Kinki Osaka Group may be adversely affected.

(xi)          Risk concerning retirement benefit obligations

If the market value of pension assets of the Kinki Osaka Group declines, if investment return of the group’s pension assets decreases, or if actuarial presumption or assumption based on which retirement benefit obligations are calculated is changed, there may be actuarial differences.  In addition, if the retirement lump sum grants or the pension scheme is changed, there may be prior service cost.  These actuarial differences and prior service cost may adversely affect the operating results and financial condition of the Kinki Osaka Group.

(xii)      Risk resulting from clerical errors or internal injustice by officers or employees

The Kinki Osaka Group engages in a wide variety of business such as deposit, foreign exchange, loan.  When performing such various types of business, the group is exposed to administrative risks such as a failure of any officer or employee to carry out accurate administrative matters, or an incident or injustice by any officer or employee.  In order to prevent such administrative risks, regarding business process and paperwork, the group promotes reviewing business process, integrated processing and systemization, as well as continuously providing education and training.

Further, the Kinki Osaka Group regularly understands the status of administrative errors or internal injustice that has arisen, comprehensively analyzes the scope, cause and nature of the administrative risks, and utilizes the results thereof to develop recurrence prevention measures and risk mitigation measures.

However, despite these measures, if a material administrative risk emerges, the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected.

(xiii)       Risk due to occurrence of system failure, etc.

Based on the understanding that risks that have emerged due to system failure and problems, or misconduct may become risks likely to undermine the business base, the Kinki Osaka Group has set the risk management standards for prevention of system failure, problems and misconduct, has developed a proper management system and contingency plans anticipating system failure in order to reduce system risks.

However, despite these measures, if a material system failure likely to confuse services to customers occurs, the business operations, operating results and financial condition of the Kinki Osaka Group may be adversely affected.

(xiv)       Risk of information divulgence

The Kinki Osaka Group handles a huge volume of information including customer information.  In order to protect and manage such information, the group takes measures such as developing information management policies and rules, education for officers and employees, and system security countermeasures.

However, should any important information such as customer information be divulged due to human error, internal injustice or external crimes, there will be a need to compensate the damage suffered by customers or a decline or deterioration in trust in the Kinki Osaka Group, which may adversely affect the business operations, operating results, and financial condition of the Kinki Osaka Group.

Also, security countermeasure cost may increase in the future.

(xv)        Risk related to outsourcing

The Kinki Osaka Group outsources mainly the banking business and other various types of business.  In doing so, the group makes efforts to develop a system to verify the reasonableness of outsourcing, to verify the qualification of the outsourcee, to continuously manage the outsourcee during the outsourcing period, and to prescribe countermeasures when there is a problem.

However, if the outsourcee has difficulties in performing the outsourced business or divulges customer information or other material information, the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected.

(xvi)       Risk resulting from occurrence of financial crimes

The Kinki Osaka Group issues numerous cash cards and implements various preventive measures against falsified or stolen cards, including introduction of IC cash cards with biometric authentication functions.  Also, when providing Internet banking services, the group makes efforts to strengthen security measures such as providing anti-virus software or requiring a one-time password.

The Kinki Osaka Group is also promoting an effort to segregate transactions with anti-social forces, and to conduct thorough identity verification and to strengthen confirmation when entering into a transaction in order to intensify anti-money laundering and anti-terrorist funding measures.

However, if there is a large-scale financial crime beyond its assumption, the costs for countermeasures thereof and compensation for aggrieved customers may adversely affect the business operations, operating results, and financial condition of the Kinki Osaka Group.

(xvii)     Risk resulting from occurrence of natural disaster, etc.

The Kinki Osaka Group operates at its many branch offices, system centers or other facilities, which may be damaged by natural disaster such as earthquake, power outage or terrorism.  Also, the spread of various types of infection may adversely affect the business operations of the Kinki Osaka Group.

The Kinki Osaka Group has developed a manual for business continuation prepared for contingencies and conducts training sessions based on the manual.  However, depending on the degree of the damage, the business of the Kinki Osaka Group may be suspended and the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected.

Also, in the case of worsening economic conditions, deteriorating financial health of companies, a decline in stock prices resulting from large-scale disasters such as the Great East Japan Earthquake that occurred in March 2011, bad loans or credit-related expenses of the Kinki Osaka Group may increase, or there may be a loss on the sale of or impairment loss in stocks and financial instruments held, which may adversely affect the operating results and financial condition of the Kinki Osaka Group.

(xviii)    Risk of potential violation of laws and regulations

The Kinki Osaka Group operates pursuant to various laws and regulations such as the Banking Act, the Companies Act, and the Financial Instruments and Exchange Act.  For the purpose of compliance with these laws and regulations, the Kinki Osaka Group has its officers and employees well informed about legal compliance, has developed a system to prevent any misconduct, and makes efforts to improve group-wide compliance awareness by conducting training.

However, if any officer or employee fails to comply with laws or regulations, or engages in any misconduct, the group may become subject to administrative disposition or punishment, or lose trust from customers, etc., which may adversely affect the business operations, operating results, and financial condition of the Kinki Osaka Group.

(xix)        Risk resulting from occurrence of material lawsuits

The Kinki Osaka Group unifies management of lawsuits against the entire Kinki Osaka Group and makes efforts to minimize the legal risks of the Kinki Osaka Group.

However, where a lawsuit claiming compensatory damages in a large amount is initiated against the Kinki Osaka Group in connection with its past or future business activities, the operating results and financial condition of the Kinki Osaka Group may be adversely affected depending on the outcome of the lawsuit.

(xx)         Risk of failing to secure personnel

The Kinki Osaka Group engages mainly in the banking business and also the business requiring advanced professional knowledge, and makes efforts to secure and develop personnel to display high performance.

However, if there is a situation where recruiting or securing personnel is difficult or there is a massive outflow of personnel, such situation may adversely affect the business operations, operating results, and financial condition of the Kinki Osaka Group.

(xxi)        Risk of spread of rumor or reputational risk

The Kinki Osaka Group makes efforts to maintain and improve trust by timely and proper disclosure of information to prevent risks emerging.

More specifically, the group makes efforts to find at an early stage any emergent risk by checking various kinds of media such as rumors on the Internet or speculative articles by media report.

However, if a rumor or bad reputation about the Kinki Osaka Group arises or spreads, this may adversely affect the business operations, operating results, and financial condition of the Kinki Osaka Group.

(xxii)      Risk resulting from changes in regulations

The Kinki Osaka Group operates pursuant to current regulations.  As such, if there is a change in government policies, laws, practices, interpretations, or other circumstances not controlled by the group in the future, such change, etc. may adversely affect the business operations, operating results, financial condition, and capital adequacy ratio of the Kinki Osaka Group.

At present, supervisory authorities of each country are discussing various reform plans for financial restrictions such as intensifying capital adequacy ratio, changing accounting standards or application of international accounting standards (IFRS), and depending on the terms of such regulations, the business operations, etc. of the Kinki Osaka Group may be adversely affected.

(xxiii)     Risk concerning effectiveness of risk management policies and procedures

The Kinki Osaka Group has developed risk management policies and procedures and makes efforts to strengthen risk management.  However, the risk management policies and procedures may not function effectively due to entry into new fields or changes in the external environment.  Also, some of the risk management policies and procedures of the Kinki Osaka Group were established based on past experience and data; thus, they cannot predict future risks accurately, and fail to function effectively.  As a result, the operating results and financial condition of the Kinki Osaka Group may be adversely affected.

(xxiv)    Evaluation of internal controls over financial reports

With the enforcement of the Financial Instruments and Exchange Act, from the fiscal year starting April 1, 2008 (or the FY ended March 2009 for Resona Holdings, Inc., the parent company of the Kinki Osaka Group), listed companies must prepare an “internal control report” that evaluates the effectiveness of its internal controls over financial reports, and undergo an internal control audit by audit corporations on its evaluations.

The Resona Group complies with audit criteria for internal controls over financial reports that are generally accepted as fair and appropriate, and prescribes the “Basic Policy for the Group’s Internal Controls” and “Implementation Rules for Internal Controls over Financial Reports”, thereby endeavoring to develop a system for development operation, and evaluation of internal controls over financial reports.

However, if there is a situation where its internal control is evaluated as not fully functional, it may adversely affect the business operations, operating results, and financial condition of the Kinki Osaka Group, including lowered market valuation for the group.

(xxv)    Risk resulting from the “Quantitative and Qualitative Monetary Easing with Yield Curve Control” by the Bank of Japan

Due to the “Quantitative and Qualitative Monetary Easing with Yield Curve Control” by the Bank of Japan, the long-term interest rate in Japan remains at around 0%.  In order to cope with this unprecedented interest-rate level, the Kinki Osaka Group is developing management systems for business operations and IT systems, and is continuously making efforts to display its financial intermediary functions.

However, if there is a rapid fluctuation in the market due to increasing speculation for the Bank of Japan to review its financial policy procedure, the business operations, operating results, and financial condition of the Kinki Osaka Group may be adversely affected.

(3)            Business Risks, etc. of Minato

(i)             Risk of increasing the outstanding bad loans and credit-related expenses

The outstanding bad loans of the Minato Group may increase due to changes in the business condition of clients, circumstances inherent to various business sectors, economic trends, and changes in the economic and financial environment such as interest rate, stock price and real property price; and credit-related expenses such as increased doubtful debt reserve or write-off of doubtful accounts may also increase.  As a result, the business results and financial condition of the Minato Group may be affected.

(ii)           Risk concerning stocks and bonds held

The Minato Group engages in investments in marketable stocks and government bonds, and in derivatives transactions; and it has fluctuation risks of interest rates, foreign exchange rates, stock prices or bond prices.

For example, a rise in interest rate may affect the value of the portfolio of bonds such as government bonds held by the Minato Group and its business performance and financial condition.

Stocks entail relatively high price fluctuation risks; as such, if the stock price falls due to worsened economic conditions in and outside Japan and demand-supply relation in stock markets, there may be impairment or valuation loss in stocks held; and the business performance and financial condition of the Minato Group may be affected.

(iii)          Liquidity risk

The Minato Group is making efforts to properly manage cash flows; however, if the creditworthiness of the Minato Group worsens, or the market environment significantly changes, it may be difficult to secure the necessary funds and be forced to raise funds at a significantly higher interest rate than usual, or fundraising may be difficult.  As a result, the business performance and financial condition of the Minato Group may be affected.

(iv)         Operational risk

A failure by any employee or officer of the Minato Group to conduct administrative matters as stipulated by its internal rules, etc. may lead to misconduct and/or an accident.  Also, information systems used by the Minato Group for their operations may fail due to inferior quality, human errors, external unauthorized access or natural disaster.  If such accident, misconduct or failure is of a large scale, it may detrimentally affect the operation of the Minato Group, which may affect the business performance and financial condition of the group.

(v)           Risk of decline in capital adequacy ratio

Minato needs to maintain consolidated and non-consolidated capital adequacy ratios as equal to or more than the domestic standards set forth in the Financial Services Agency Public Notice No. 19 of 2006 (at present, the required capital adequacy ratio is at least 4%).

Minato’s capital adequacy ratio may decline due to the worsened business performance of the Minato Group or by being affected by the various risks set forth in this paragraph “Business Risks, etc.” and other factors, solely or in combination.  For example, if there is an event where a change in estimated future taxable income will reduce the amount of deferred tax assets, such an event may affect the business performance and financial condition of the Minato Group, whereby capital adequacy ratio may decline.

In addition, if Minato’s capital adequacy ratio is lower than the standards, the Financial Services Agency Commissioner will issue various implementation orders for the adequacy of equity capital depending on the capital adequacy ratio, and various orders including reducing operations or prohibiting new transactions.  In those cases, Minato’s operations may be restricted, which will make it difficult to provide sufficient services to clients; as a result, the business performance and financial condition of the Minato Group may be affected.

(vi)         Risk of decline in external rating of Minato

If an external rating obtained by Minato is lowered, its capital or the terms and conditions for fundraising may be worsened, or transactions with external parties may be restricted, which may affect the business performance and financial condition.

(vii)        Risk of increase in retirement benefit cost

If the investment return of pension assets of the Minato Group is less than the expected investment return ratio, or if the base rate such as a discount rate based on which retirement benefits are calculated is changed, there will be actuarial differences.  In addition, if the pension scheme is changed, there will be prior service cost.  Since these unrecognized obligations are recognized as profit or loss for a certain period in the future, future retirement benefit cost may increase.

(viii)      Risk concerning subsidiaries and affiliates

Each group company of the Minato Group engages in sales activities in mutual cooperation; however, it is uncertain whether the Minato Group can benefit from investments in such subsidiaries.  Further, if the operating results of these subsidiaries worsen, support may be needed.

(ix)          Settlement risk

The Minato Group engages in various types of transactions with financial institutions in and outside Japan.  If there is financial system uneasiness or large-scale system failure, there is a risk that settlement may be difficult because of lowered liquidity in the financial market.  Also, in the settlement business for general customers, the financial condition of the counterparty to the settlement may be affected.

(x)            Risk of divulgence of customer information

The Minato Group holds a large volume of information on customers and takes all possible measures to manage information by developing information management rules and systems and by thorough education of officers and employees.  However, should any customer information be divulged externally due to external unauthorized access to the computer system, human error by officers, employees or contractors, or accidents, there will be a claim for compensatory damages from customers or a deterioration in trust from customers or the market, which may affect the business performance and financial condition of the Minato Group.

(xi)          Compliance risk

The Minato Group operates pursuant to various current regulations and legal systems such as the Companies Act, the Banking Act, the Financial Instruments and Exchange Act, and relevant regulations prescribed by a financial instruments exchange.  For the purpose of compliance with laws, ordinances and other regulations, the Minato Group places strengthening the compliance system and internal control system as one of its most important management issues, and has developed a system to provide proper instructions, guidance, and monitoring to officers and employees and has taken preventive measures to prevent and detect any misconduct.  However, if any officer or employee fails to comply with laws, ordinances or other regulations, if a legal review is insufficient, or if preventive measures fail to take effect, resulting in misconduct by officers or employees, the group may incur unforeseen loss, may become subject to administrative disposition or punishment, or its operations are likely to be restricted.  Also, lost trust in the group from customers and markets may affect the business performance and financial condition of the Minato Group.

(xii)         Reputational risk

Operations of the Minato Group largely depend on trust from customers and market players.  As such, if a rumor or reputation about the Minato Group and the finance industry arises or spreads by media reporting, information distribution to market players, or posting on an Internet message board, the customers and market players may wrongly understand or acknowledge the

Minato Group, thereby affecting the business performance and financial condition of the Minato Group.

(xiii)       Risk of being affected by economic trends in specific regions

Since the Minato Group is a regional bank, it has a regional risk arising from a specific region (Hyogo Prefecture) in which its main business base is located.

(xiv)       Risk resulting from changes in regulations and systems, and other risks

The Minato Group operates pursuant to legal systems such as the Banking Act and various regulations.  If there is a change in laws, policies, practices, account and taxation system in the future, such a change may affect the business performance and financial condition of the Minato Group.

(4)            Business Risks, etc. of Kansai Urban

(i)             Risk of increasing outstanding bad loans and credit-related expenses

A.            Status of bad loans

The outstanding bad loans of the Kansai Urban Group may increase due to changes in the economic and financial environment in and outside Japan such as changes in the business condition of clients (worsening business sentiment, occurrence of issues resulting in distrust in companies such as scandals), economic trends, and changes in the interest rates, stock prices and real property prices; and credit-related expenses such as increased doubtful debt reserve or write-off of doubtful accounts may also increase.  As a result, the financial condition and business results of the Kansai Urban Group may be affected.

B.            Status of doubtful debt reserve

Regarding loans and other receivables, the Kansai Urban Group records doubtful debt reserve by considering self-assessment standards, asset soundness based on depreciation and reserve standards, expected amount to be collected from the disposal of collateral, and loan loss rate.  If the amount of actual doubtful loans differs from the assumption and estimate thereof as of the time of recording the doubtful debt reserve, and substantially exceeds the doubtful debt reserve, the group may increase the doubtful debt reserve.  As a result, the financial condition and business performance of the Kansai Urban Group may be affected.

C.            Status of loans by industry type

Corporate borrowers of the Kansai Urban Group are usually affected by circumstances inherent to the industry to which such borrowers belong.  Therefore, due to changes in the financial and economic environment in and outside Japan, the circumstances inherent to specific industry types will also change.  If this worsens the financial condition of the borrowers in that industry as a whole, the financial condition of the borrowers of the Kansai Urban Group belonging to such industry may also worsen along with it.  If such a situation arises in the industry where the share of loans extended by the Kansai Urban Group is large, the financial condition and business performance of the Kansai Urban Group may be affected.

D.            Financial support to corporate borrowers

Even if a corporate borrower defaults, the Kansai Urban Group does not always exercise its legal rights as a creditor against such a borrower from the viewpoint of efficiency and effectiveness of debt collection; and it may provide financial support such as debt waiver or additional lending (as the case may be).  Nevertheless, if corporate reorganization is unsuccessful, the outstanding bad loans and credit-related expenses of the Kansai Urban Group may increase, which may affect the financial condition and business results of the Kansai Urban Group.

E.             Worsening financial health of other financial institutions

If the financial health of other financial institutions in Japan worsens causing a problem regarding that financial institution’s ability to raise funds or to make payments, the following events may occur, which may adversely affect the management of the Kansai Urban Group:
(a)	that financial institution’s termination or withdrawal of loans extended by it to a corporate borrower will worsen or deteriorate the borrower’s financial health; as a result, a request for additional financing to such borrower may be made to the Kansai Urban Group, or the outstanding bad loans and credit-related expenses of the Kansai Urban Group may increase;
(b)	a request for Kansai Urban to participate in support to such deteriorating financial institution may be made;
(c)	if the Kansai Urban Group owns stocks of that financial institution, the value of such stocks may fall;
(d)	if the funds of a deposit insurance are insufficient, deposit insurance premiums may be increased; or
(e)	if the government grants economic privilege to a financial institution controlled by the government for recapitalization or income reinforcement of that financial institution, Kansai Urban may suffer a competitive disadvantage.

(ii)            Risk regarding consolidated subsidiaries

Consolidated subsidiaries of Kansai Urban engage in leasing business, loan business, credit card business, and credit guarantee business.  Depending on Japan’s economic trend or status of each subsidiary’s borrowers, those subsidiaries’ business conditions may worsen, which may affect the financial condition and business performance of the Kansai Urban Group.

(iii)          Risk of declining prices of held securities

The Kansai Urban Group holds a certain amount of marketable securities, and such securities are subject to a decline in prices due to changes in the market environment such as a rise in interest rate or in the creditworthiness of issuers thereof.  If a substantial decline in price continues, there may be impairment or valuation loss in held securities, which may adversely affect the operating results of the Kansai Urban Group and may lower the capital adequacy ratio.

(iv)         Risk of worsened capital adequacy ratio

A.            Risk of decline in capital adequacy ratio

Since Kansai Urban has no overseas bases, it needs to maintain consolidated and non-consolidated capital adequacy ratios as equal to or more than the domestic standards set forth in the “Standards to Determine if Adequacy of Capital Ratio of a Bank is Proper Based on Its Held Assets Pursuant to Article 14-2 of the Banking Act (Financial Services Agency Public Notice No. 19 of 2006)” (at present, these domestic standards are at least 4%).

If Kansai Urban’s capital adequacy ratio is lower than the required standards, the Financial Services Agency Commissioner may issue various orders including a business improvement order or a suspension of all or part of the business operations.

Factors affecting Kansai Urban’s capital adequacy ratio include:
(a)	increase in credit-related expense due to lowered creditworthiness of obligors
(b)	decrease in securities price;
(c)	change in standard and calculation method of capital adequacy ratio; and
(d)	other disadvantageous development stated in this paragraph.

B.            Deferred tax assets

Where it is allowed to decrease future taxable income and mitigate the tax burden under certain conditions pursuant to the current Japanese accounting standards, it is permitted to record deferred tax assets.  The deferred tax assets are calculated based on the estimate and assumption of future taxable income, and the actual result may be different from such estimate or assumption.

If the Kansai Urban Group determines that based on the estimate or assumption of future taxable income, all or part of the deferred tax assets cannot be recovered, or if the statutory effective tax rate is lowered, the Kansai Urban Group may reduce the amount of deferred tax assets.  As a result, the financial condition and business performance of the Kansai Urban Group may be affected and its capital adequacy ratio may be lowered.

C.            New regulations

On March 8, 2013, partial amendments to the “Standards to Determine if Adequacy of Capital Ratio of a Bank is Proper Based on Its Held Assets Pursuant to Article 14-2 of the Banking Act (Financial Services Agency Public Notice No. 19 of 2006)” regarding new regulations on capital adequacy ratio for domestic financial institutions (Public Notice on Basel III) were promulgated.

In response to such trend of intensifying the capital adequacy ratio regulation, Kansai Urban is taking measures to further expand its capital base; however, these measures may not be fully successful as contemplated.

Further, if a system to calculate the capital adequacy ratio changes in the future, such as a revision of the standard technique for credit risk assets, the capital adequacy ratio of the Kansai Urban Group may be affected.

(v)           Risk of decline in external rating of Kansai Urban

If a rating agency lowers the rating of Kansai Urban, the terms and conditions for transactions in the interbank market or with general customers may be worsened, including a reduction in credit line for Kansai Urban or a rise in funding interest rate, which may adversely affect the capital, fundraising, and other business of Kansai Urban.

(vi)          Settlement risk

A.
A problem in an interbank settlement system will unable smooth settlement in the interbank market or in transactions with general customers; as such, such a problem may increase the settlement cost or adversely affect the trust in financial institutions generally.

B.
It is agreed that if any other financial institution fails to make settlement, Kansai Urban will, as a member bank, share the burden of the unsettled amount exceeding the security deposited by such financial institution with the settlement system, pursuant to the terms of the respective settlement system, which may cause damage.

(vii)        Risk of divulgence of customer information

The Kansai Urban Group holds a huge volume of information on customers and takes all possible measures to manage information by developing information management rules and systems and by thorough education of officers and employees.

However, should any customer information be divulged externally due to external unauthorized access to the computer system, human error by officers, employees or contractors, or accidents, there will be a claim for compensatory damages from customers or a deterioration in trust from customers and markets, which may affect the business performance and financial condition of the Kansai Urban Group.

(viii)      Operational risk

There are operational risks when the Kansai Urban Group operates, and the group may suffer a loss due to internal or external misconduct, problems occurring in the field of labor management and workplace environments, improper acts of soliciting for or selling instruments to customers, business suspension resulting from natural disaster or system failure, improper conduct of administrative matters, or failure to properly conduct internal processes, persons or system, or external events.  In those cases, the financial condition and business performance of the Kansai Urban Group may be affected.

A.            Administrative risk

An employee or officer may fail to conduct administrative matters as stipulated by the internal rules or procedures for administration or may cause an accident or misconduct.  In such cases, the financial condition and business performance of the Kansai Urban Group may be affected.

B.            Risk concerning information systems

The Kansai Urban Group has taken preventive measures against failure in its information systems and every possible means to ensure sustainable system development in the case of failure; however, despite these measures, if the system fails due to inferior quality, human errors, external unauthorized access such as cyberattack, computer virus, disaster or power outage, such conditions may affect the business performance and financial condition of the Kansai Urban Group depending on their scale.

(ix)          Risk concerning occurrence of natural disaster

The Kansai Urban Group operates at its branch offices, administration centers or other facilities, which may be damaged by natural disaster, power outage or terrorism.  Also, the spread of a new type of flu and other infections may disrupt the operations of the Kansai Urban Group.  While the Kansai Urban Group has developed various manuals for unforeseen circumstances, depending on the degree of damage, the Kansai Urban Group may suspend its operations, which may affect the business operations, financial condition and business performance of the Kansai Urban Group.

(x)            Risk of initiation of a lawsuit for compensatory damages

The Kansai Urban Group engages mainly in banking business, and leasing business, loan business, credit card business, and credit guarantee business, thereby providing highly value-added financial services.  While performing these businesses, a lawsuit may be initiated against the group or the group may be forced to pay compensation for the damage resulting from involvement in various issues even if it is not necessarily attributable to companies of the Kansai Urban Group.  Depending on the outcome, the financial condition and business performance of the Kansai Urban Group may be affected.

(xi)          Risk of unsuccessful result of the Kansai Urban Group’s business strategies

The Kansai Urban Group implements various business strategies to increase profit such as expanding the deposit and loan volume and increasing the commission income.  However, due to various factors including the following, these strategies may not be effective or fail to take effect as originally expected:
A.	volume of loans for good-standing SMEs and housing loans for individuals does not increase;
B.
due to intensifying competition with other banks, margin expansion measures such as a request for a lending rate suitable to risks or the restraint of deposit interest rate do not advance as scheduled;

C.	increase in commission income from fee business, etc. does not proceed as expected;
D.	strategy for more efficient cost reduction does not proceed as expected; or
E.	strategy for more efficient integration and realignment of branch offices triggers customers’ complaints.

(xii)         Risk resulting from changes in regulations and systems

The Kansai Urban Group operates pursuant to various current regulations such as the Banking Act and legal systems.  If there is a change in laws, regulations, policies, practices, account and taxation system in the future, such a change may affect the business operations of the Kansai Urban Group and the financial condition and business performance of the Kansai Urban Group.

(xiii)       Risk of unsuccessful result of development of compliance system

The Kansai Urban Group operates pursuant to various current regulations and legal systems such as the Companies Act, the Banking Act, the Financial Instruments and Exchange Act, and relevant regulations prescribed by a financial instruments exchange.

For the purpose of compliance with laws, ordinances and other regulations, the Kansai Urban Group places strengthening the compliance system and internal control system as one of the most important management issues, and has developed a system to provide proper instructions, guidance, and monitoring to officers and employees and has taken preventive measures to prevent and detect any misconduct.  However, if any officer or employee fails to comply with laws, ordinances or other regulations, if legal review is insufficient, or if preventive measures fail to take effect, resulting in misconduct by officers or employees, the group may incur unforeseen loss, may become subject to administrative disposition or punishment, or its operations are likely to be restricted.  Also, lost trust in the group from customers and markets may affect the financial condition and business performance of the Kansai Urban Group.

(xiv)     Negative press coverage against the finance industry and the Kansai Urban Group

There is sometimes negative press coverage on various issues of the finance industry or an individual bank, in which, those based on speculation or seemingly not necessarily true facts are included.  However, regardless of whether the coverage is accurate or applies to the Kansai Urban Group, that coverage may affect the understanding or recognition of customers and investors, whereby the trust in the Kansai Urban Group or distribution prices of securities issued by Kansai Urban may be adversely affected.

5.             Material Agreements, with Respect to Management

The Company and Both Banks executed the Share Exchange Agreement dated November 14, 2017, for the share exchange where the Company will be the wholly-owning parent company and Minato will be a wholly-owned subsidiary; and for the share exchange where the Company will be the wholly-owning parent company and Kansai Urban will be a wholly-owned subsidiary.

For the purposes and conditions of the Share Exchanges, please refer to “PART II. INFORMATION CONCERNING REORGANIZATION (TENDER OFFER), I. OUTLINE OF REORGANIZATION (TENDER OFFER)” above.

For material agreements with respect to the management of Both Banks that will be wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017), Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly reports

(filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly reports (filed on July 28, 2017 and November 14, 2017).

6.             Research and Development Activities

The Company was incorporated on November 14, 2017; and as of the filing date hereof, it does not engage in substantial business activities other than (i) the preparation of this statement and other business incidental to the incorporation and matters set forth in the Business Integration Agreement; and (ii) business which must be conducted by the Company as a holding company in order to smoothly implement the Business Integration on the Closing Date, including the business of managing Kinki Osaka.  Thus, there are no applicable matters.

With respect to Both Banks that will be wholly-owned subsidiaries, there are no applicable matters.

7.             Analysis of Financial Conditions, Operating Results, and Cash Flow Status

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the account settlement date for the first fiscal year has not yet arrived.  Thus, there are no applicable matters.

For the analysis of financial conditions, operating results and cash flow status of Both Banks that will be wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017), Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly reports (filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly reports (filed on July 28, 2017 and November 14, 2017).

III.          STATUS OF FACILITIES

1.             Overview of Capital Investment

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the account settlement date for the first fiscal year has not yet arrived.  Thus, there are no applicable matters.

For an overview of capital investment of Both Banks that will be wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017), Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly reports (filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly reports (filed on July 28, 2017 and November 14, 2017).

2.             Status of Principal Facilities

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the account settlement date for the first fiscal year has not yet arrived. Thus, there are no applicable matters.

For the status of principal facilities of Both Banks that will be wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017), Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly reports (filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly reports (filed on July 28, 2017 and November 14, 2017).

3.             Plans for New Installation and Removal of Facilities

The Company was incorporated on November 14, 2017; and as of the filing date hereof, it does not engage in substantial business activities other than (i) the preparation of this statement and other business incidental to the incorporation and matters set forth in the Business Integration Agreement; and (ii) business which must be conducted by the Company as a holding company in order to smoothly implement the Business Integration on the Closing Date, including the business of managing Kinki Osaka.  Thus, there are no applicable matters.

For the plans for new installation and removal of facilities of Both Banks that will be wholly-owned subsidiaries, please refer to Minato’s annual securities report (filed on June 29, 2017), Kansai Urban’s annual securities report (filed on June 29, 2017), Minato’s quarterly reports (filed on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly reports (filed on July 28, 2017 and November 14, 2017).

IV.          STATUS OF FILING COMPANY

1.             Status of Shares, etc.

(1)            Total Number of Shares, etc.

(i)             Total number of shares

Type of Shares	Total Number of Shares Authorized to be Issued (shares)
Common stock	251,238,488
Total	251,238,488

(Note)	1.
The Company adopted a resolution to amend the Articles of Incorporation at its extraordinary general meeting of shareholders dated November 28, 2017, and the total number of shares authorized to be issued will be 900,000,000 shares as of April 1, 2018.

(ii)            Issued shares

Type of Shares	Number of Issued Shares	Name of the Listed Financial Instruments Exchange or the Registered Authorized Financial Instruments Firms Association	Details
Common stock	62,809,625	Unlisted
The shares will have full voting rights and will be the standard shares of the Company with no restrictions on the right to claim distribution of surplus, or other rights.  The Company is not a company with class shares.  The number of shares constituting one unit shall be 100 shares.

Total	62,809,625	―	―

(2)            Status of Share Options, etc.

 (omitted)

(3)            Details of the Rights Plan

 Not applicable.

(4)        Changes in the Total Number of Issued Shares and the Amount of Paid-in Capital, etc.

Date	Increase/ Decrease in the Total Number of Issued Shares (shares)	Total Number of Issued Shares (shares)	Increase/ Decrease in the Paid-in Capital (in yen)	Balance of the Paid-in Capital (in yen)	Increase/ Decrease in the Capital Reserve (in yen)	Balance of the Capital Reserve (in yen)
November 14, 2017 (Note) 1	530,675	530,675	250,000,993	250,000,993	250,000,992	250,000,992
December 7, 2017 (Note) 2	62,278,950	62,809,625	29,339,613,345	29,589,614,338	29,339,613,345	29,589,614,337

(Note)	1.	The increases in the number of issued shares and in the paid-in capital and capital reserve result from the incorporation of the Company.

2.	The increases result from the issuance of common stock.
Third-party allotment for value (common stock) Issue price: 942.2 yen per share Amount to be recorded as paid-in capital: 471.1 yen per share Allotted to: Resona Holdings

(5)        Ownership Among Shareholders

As of December 8, 2017
Classification	Status of Shares (Number of Shares Constituting 1 Unit: 100 shares)								Status of Shares Less than One Unit (shares)
	Government and Local Government	Financial Institutions	Financial Instruments Firms	Other Companies	Foreign Companies, etc.		Individuals and Others	Total
					Non-individuals	Individuals
Number of Shareholders (persons)	-	-	-	1	-	-	-	1	-
Number of Shares Held (units)	-	-	-	628,096	-	-	-	628,096	25
Shareholding Ratio (%)	-	-	-	100.00	-	-	-	100.00	-

(6)            Status of Voting Rights

(i)             Issued shares

As of December 8, 2017
Classification	Number of Shares (shares)	Number of Voting Rights (units)	Details
Non-voting Shares	-	-	-
Shares with Restricted Voting Rights (Treasury Shares, etc.)	-	-	-
Shares with Restricted Voting Rights (Others)	-	-	-
Shares with Full Voting Rights (Treasury Shares, etc.)	-	-	-
Shares with Full Voting Rights (Others)	Common Stock 62,809,600	628,096
The shares will have full voting rights and will be the standard shares of the Company with no restrictions on the right to claim distribution of surplus, or other rights.  The Company is not a company with class shares.  The number of shares constituting one unit shall be 100 shares.

Shares Less than One Unit	Common Stock 25	-	The shares less than one (1) unit (100 shares)
Total Number of Issued Shares	62,809,625	-	-
Voting Rights of All Shareholders	-	628,096	-

(ii)            Treasury Shares, etc.

The Company does not hold any Treasury Shares.

(7)            Details of Share Option Plan

(omitted)

2.            Status of Acquisition of Treasury Shares, etc.

(omitted)

3.            Distribution Policies

The Company is scheduled to be listed on the TSE on April 1, 2018, by a so-called technical listing.  In view of the public nature of a bank holding company, the Company’s basic policy is to, after the listing, maintain the stable distribution of dividends while paying attention so that the Company might secure the required capital adequacy ratio by considering the balance between the Company’s capital and financial policy issues.

Pursuant to the Share Exchange Agreement, the Company will not make any distribution of surplus with the record date being set on any day during the period from the execution date of the Share Exchange Agreement to the effective date of the Share Exchanges.

The Company provides in its Articles of Incorporation that unless otherwise provided for in laws or regulations, distribution of surplus and other matters prescribed in the items of Article 459, paragraph 1 of the Companies Act may be decided by a resolution of the Company’s board of directors.

The Company also provides in its Articles of Incorporation that the record date of the Company’s distribution of surplus shall be March 31 of each year for year-end dividends, and September 30 of each year for interim dividends.

4.            Trends in Share Prices

As the Company’s shares are not listed, there are no trends in the Company’s share prices.  However, the trends in the share prices of Both Banks, which will be wholly-owned subsidiaries of the Company, are as set forth below.

(1)        The Maximum and Minimum Share Prices per Year for the Latest 5 Fiscal Years

(i)             Minato

Fiscal Year	14th Year	15th Year	16th Year	17th Year	18th Year
Fiscal Year End	March 2013	March 2014	March 2015	March 2016	March 2017
Maximum (in yen)	188	185	328	326	2,449 (180)
Minimum (in yen)	126	152	170	145	1,624 (142)

(Note)	1.	The maximum and minimum share prices indicated are those at the Tokyo Stock Exchange (First Section) from July 16, 2013 onwards, and those at the Osaka Securities Exchange (First Section) before that.

2.
As the Company implemented a share consolidation (where every ten shares were consolidated into one share) as of October 1, 2016, the maximum and minimum share prices for the 18th year are those recorded after the share consolidation; and the parenthesized figures are the maximum and minimum share prices recorded before the share consolidation.

(ii)            Kansai Urban

Fiscal Year	150th Year	151st Year	152nd Year	153rd Year	154th Year
Fiscal Year End	March 2013	March 2014	March 2015	March 2016	March 2017
Maximum (in yen)	139	152	1,384 (131)	1,535	1,615
Minimum (in yen)	93	100	1,085 (115)	1,004	850

(Note)	1.
The maximum and minimum share prices indicated are those at the Tokyo Stock Exchange (First Section) from the 151st year onwards, and those at the Osaka Securities Exchange (First Section) for the 150th year.

2.
As the Company implemented a share consolidation (where every ten shares were consolidated into one share) as of October 1, 2014, the maximum and minimum share prices for the 152nd year are those recorded after the share consolidation; and the parenthesized figures are the maximum and minimum share prices recorded before the share consolidation.

(2)            The Maximum and Minimum Share Prices per Month for the Latest 6 Months

(i)             Minato

Month	June 2017	July	August	September	October	November
Maximum (in yen)	2,177	2,160	2,088	2,098	2,195	2,195
Minimum (in yen)	1,953	2,015	1,920	1,781	2,027	2,015

(Note)	The maximum and minimum share prices indicated are those at the Tokyo Stock Exchange (First Section).

(ii)            Kansai Urban

Month	June 2017	July	August	September	October	November
Maximum (in yen)	1,376	1,421	1,457	1,483	1,502	1,455
Minimum (in yen)	1,280	1,300	1,302	1,224	1,389	1,375

(Note)	The maximum and minimum share prices indicated are those at the Tokyo Stock Exchange (First Section).

5.            Officers

(omitted)

Those persons to assume the office of officers as of the effective date of the Share Exchanges (April 1, 2018) have not yet been determined except that Tetsuya Kan shall be Representative Director and Executive President, and that the number of representative directors shall be four (4); furthermore, the President of Minato, the President of Kansai Urban, and the President of Kinki Osaka as of April 1, 2018 or the Closing Date shall be the other three (3) representative directors.

6.            Status of Corporate Governance, etc.

(1)            Status of Corporate Governance

A.            Organizational elements of the Company, etc.

(i)             Organizational elements of the Company

The Company shall adopt a company with an audit and supervisory committee structure, and it shall fully exercise governance as the holding company of Minato, Kansai Urban, and Kinki Osaka, under the governance of its parent company Resona Holdings.

 As its main organizational elements, the Company shall have shareholders meetings, directors, a board of directors, an audit and supervisory committee, and accounting auditors.

(ii)       Provisions of the Articles of Incorporation regarding directors and the board of directors

The Company provides in its Articles of Incorporation that the Company shall have nine (9) or less directors, of whom two (2) or more shall be outside directors.  The Company provides in its Articles of Incorporation that a resolution for the election of directors shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by a majority of the voting rights of the shareholders present.  The Company also provides in its Articles of Incorporation that no resolution for the election of directors shall be made by cumulative voting.  The Company provides in its Articles of Incorporation that the term of office of directors, other than audit and supervisory committee members, shall expire at the close of the annual shareholders meeting for the last business year to end within one (1) year after their election.  The Company also provides in its Articles of Incorporation that the term of office of directors who are audit and supervisory committee members shall expire at the close of the annual shareholders meeting for the last business year to end within two (2) years after their election.

Further, the Company also provides in its Articles of Incorporation that pursuant to Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with directors (excluding those who are executive directors, etc.) that limits their liability for damages set forth in Article 423, paragraph 1 of the Companies Act.  However, the Company also provides in its Articles of Incorporation that the limited amount of liability under the agreement shall be the amount set forth under laws and regulations.

(iii)      Provisions of the Articles of Incorporation regarding the executive officer system

The Company provides in its Articles of Incorporation that executive officers shall be elected by a resolution of the board of directors, and that the representative directors shall delegate part of their authority to executive officers and have executive officers carry out operations.  The Company also provides in its Articles of Incorporation that an executive president shall be elected from among the executive officers in order to execute the board of directors’ resolutions and control the Company’s operations.  By adopting the above system, the Company aims to facilitate swift and efficient execution of operations as well as reinforce the board of directors’ supervisory function.

(iv)      Provisions of the Articles of Incorporation regarding audit and supervisory committee members

The Company provides in its Articles of Incorporation that the Company shall have four (4) or less audit and supervisory committee members, of whom the majority shall be outside directors.  The election and term of office of, and an agreement for limitation of liability to be executed with, directors who are audit and supervisory committee members are as set forth in (ii) above.

(v)       Remuneration for directors other than audit and supervisory committee members, and for directors who are audit and supervisory committee members

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the first account settlement date has not yet arrived. Thus, there are no applicable matters.  Pecuniary benefits that may be received by directors other than audit and supervisory committee members, and by directors who are audit and supervisory committee members, respectively, from the Company in consideration of the execution of their duties, such as remuneration and bonuses, shall be determined by a resolution of a shareholders meeting.

(vi)         Requirements for an ordinary resolution of a shareholders meeting

With respect to the requirements for an ordinary resolution of a shareholders meeting and a general meeting of class shareholders, the Company provides in its Articles of Incorporation that the resolution shall be adopted by a majority of the voting rights of the shareholders present who are entitled to vote.

(vii)        Requirements for a special resolution of a shareholders meeting

With respect to the requirements for a special resolution of a shareholders meeting set forth under Article 309, paragraph 2 of the Companies Act, the Company provides in its Articles of Incorporation that the resolution shall be adopted at a shareholders meeting at which shareholders holding one-third (1/3) or more of voting rights of the shareholders entitled to vote shall be present, by two-thirds (2/3) or more of the voting rights of the shareholders present.  By reducing the quorum required for the special resolution of a shareholders meeting, the Company intends to conduct the meeting smoothly.

(viii)    Organizational element to determine distribution of surplus, etc.

The Company provides in its Articles of Incorporation that unless otherwise provided for in laws or regulations, matters set forth in the items of Article 459, paragraph 1 of the Companies Act such as distribution of surplus shall be determined by a resolution of the board of directors.  By determining these matters by a resolution of the board of directors, the Company intends to return profits to shareholders promptly and appropriately.

(ix)       Exemption of liability of directors, etc.

The Company provides in its Articles of Incorporation that pursuant to Article 426, paragraph 1 of the Companies Act, the Company may exempt the liability for damages of directors (including persons who were directors) due to the failure to perform their duties, by a resolution of the board of directors, to the extent permitted by laws and regulations.

(x)        Accounting auditors

The Company has appointed Deloitte Touche Tohmatsu LLC as its accounting auditor.

(xi)       Matters regarding outside directors

—              Composition of outside directors

The number of outside directors as of the filing date hereof is two, composed of the following members:
Name	Role	Concurrent Position
Hirotaka Ezoe	Audit and supervisory committee member	Corporate auditor of Resona Bank
Shinsuke Murakami	Audit and supervisory committee member	Corporate auditor of Saitama Resona Bank
—          There is no personnel relationship, capital relationship, transaction relationship, or other relationship of special interest between the two persons above and the Company.

B.            Business philosophy

The Company will establish the following business philosophy in order to create “the new retail financial services model that is in step with the future of the Kansai region” where employees work with great satisfaction and pride in the challenges they overcome while deepening relationships with customers and local communities that the Company has fostered for many years.

We grow with customers as a financial group that is in step with the future of the Kansai region. We create a prosperous future for local communities. Striving to create change, we continue to evolve.

C.            Basic views on internal control systems

The Company’s board of directors formulated basic policies for internal control systems with the aim to establish an internal control system most befitting the Company and strive to manage and maintain control systems in optimal condition to ensure their efficacy, with a view to enhancing its group’s corporate value.

Overview of “Basic Policies for Group Internal Control Systems”

I. Statement
Under “Kansai Mirai Financial Group Business Philosophy,” the Company and its group companies* formulate these basic policies with the aim to establish an internal control system most befitting Kansai Mirai Financial Group and strive to manage and maintain control systems in optimal condition to ensure their efficacy, with a view to enhancing the group’s corporate value.  Further, the Company and its group companies shall respect, and share values of, Resona Group’s group governance under “Resona Group Business Philosophy” and “Basic Policies for Group Internal Control Systems”, etc. prescribed by Resona Holdings.
*Refer to companies set forth under Article 2, item 3 of the Companies Act and Article 3 of the Ordinance for Enforcement of the Companies Act. Hereinafter the same.

II. Purpose of Internal Control Systems (Basic Principles)
In accordance with generally accepted evaluation standards for internal control systems, the Company and its group companies shall adopt as the group’s basic principles on internal controls the fulfillment of the following four goals.
1. Improve efficacy and efficiency of operations
2. Assure reliability of financial disclosure
3. Comply with legislation
4. Maintain the soundness of assets

III. Constructing Internal Control Systems (Basic Guidelines)
Under the “Kansai Mirai Financial Group Business Philosophy” shared throughout the group, the Company and its group companies shall develop internal control systems composed of the basic elements required for the systems to fulfill their purposes, including a control framework, risk evaluation and response system, internal control activities, information and communication systems, monitoring standards, and IT systems.  Based on these policies, the Company and its group companies shall determine the following basic guidelines in constructing systems to ensure that the Company and its group companies’ operations are conducted appropriately.
1. Guidelines to ensure that business operations of the Company and its group companies’ directors, executive officers, and employees are executed in compliance with legislation and group regulations.
2. Guidelines to store and manage information related to the execution of operations by directors and executive officers.
3. Guidelines to govern the management of loss risk that may arise at the Company and its group companies and related systems.
4. Guidelines to ensure that the responsibilities of the Company and its group companies’ directors and executive officers are carried out effectively.
5. Guidelines to ensure that operations of the corporate group are conducted appropriately (including a system to ensure that the execution of operations by directors and executive officers at the Company’s group companies is reported to the Company).
6. Guidelines concerning directors and employees to assist in the operations of the audit and supervisory committee.
7. Guidelines to ensure the independence of the employees mentioned in item 6 above from directors who are not audit and supervisory committee members and to ensure that instructions to those employees from the audit and supervisory committee are carried out effectively.
8. Guidelines concerning a reporting system, to report to the audit and supervisory committee, for the Company’s directors (excluding those concurrently serving as audit and supervisory committee members), executive officers, and employees, and the Company’s group companies’ directors, corporate auditors, executive officers, and employees, as well as persons who receive reports from the foregoing personnel.
9. Guidelines concerning a system to ensure that a person who conducted the abovementioned reporting is not treated disadvantageously.
10. Guidelines concerning the treatment of expenses incurred in connection with the execution of duties by audit and supervisory committee members.
11. Guidelines to ensure that audits by the audit and supervisory committee are conducted effectively.

D.            Status of development of the risk management system

The Company has established the “Group Risk Management Policy” that serves as the Group's basic risk management policy, and provides the basic idea for risk management that should be observed by the Company, its subsidiaries, etc.

Based on the Policy, each subsidiary conducts risk management tailored to the scale of its operations and unique characteristics.

In terms of systems, the Company and its subsidiary banks have established risk management divisions dealing with different risk categories, along with comprehensive risk management divisions to integrate the management and control of all types of risk, and grant the authority necessary to pursue the management.  The risk management divisions and the comprehensive risk management divisions are independent of the divisions responsible for revenues and sales promotion-related divisions, to ensure the necessary monitoring functions.

In terms of controls, the Company has built a scheme to identify risks, understand and monitor the risks based on their characteristics, and properly control and reduce the risks based on the results thereof, as well as to control the comprehensively captured risks within the scope of its management vitality.

E.        Status of development of the system to ensure proper operations of subsidiaries

The Company has established the “Group Business Management Regulations” that provide the principles when the Company and its subsidiary banks conduct business management of their subsidiaries pursuant to the philosophy of business integration to increase corporate value as the group.

Among its subsidiaries, the Company will conduct business management of subsidiary banks, and each bank that directly holds the shares of domestic subsidiaries other than bank subsidiaries will conduct business management of such subsidiaries, in principle.
The Regulations provide that the Company shall conduct business management of such subsidiaries through the banks that directly hold the shares thereof; however, whenever necessary, the Company may directly manage the business of such subsidiaries.

The Regulations also provide that the Company and the banks directly holding the shares of relevant subsidiaries may regularly receive information held by such subsidiaries and also request such information from time to time.

F.            Status of auditing

As a division in charge of auditing, the Company has established the internal audit division under the board of directors, and appoints executive officers who are exclusively in charge of internal auditing, to ensure the independence from the divisions in charge of operations.

The internal audit division audits all business operations (excluding the audit and supervisory committee office) and divisions in charge of operations, and makes recommendations to improve issues and resolve problems in each division, thereby making efforts to further sound and appropriate operations and increase corporate value.  More specifically, the Regulations provide that the internal audit division shall establish basic policies and basic plans for internal auditing for each fiscal year, exchange opinions with the audit and supervisory committee, and obtain approval from the board of directors.

The Regulations provide that the results of internal auditing shall be reported to the Executive President and the board of directors via the audit and management council.  They also provide that audit and supervisory committee members appointed by the audit and supervisory committee shall be members of the audit and management council.  Further, the Regulations provide that the improvement status of audited divisions based on the recommendations for improvement of issues and problems shall be regularly collected and reported to the audit and management council as well as reported to the audit and supervisory committee.

The Regulations provide that the internal audit division must coordinate with accounting auditors to promote communication and information exchange by having opportunities to regularly discuss matters with accounting auditors.

Regarding the audit and management council, the board of directors resolves matters necessary for the audit and supervisory committee to perform its duties prescribed by the Companies Act and other laws, such as establishment of the audit and supervisory committee office that assists with its duties, ensuring independence from its staff members, matters that executive officers must report to the audit and supervisory committee.  The audit and supervisory committee will adopt resolutions regarding basic policies and basic plans for auditing based on the details of resolutions adopted by the board of directors regarding internal control systems including these and the status of development of internal control systems of the Company.  In addition, the Regulations provide that the audit and supervisory committee shall report the summary of discussions to the board of directors each time the committee holds the meeting.

The Regulations provide that the Company shall receive periodic reports on the results of auditing and status of auditing from accounting auditors.

As stated above, in order to ensure transparent and objective management, the Company continues to make efforts to fully effectuate corporate governance through mutual coordination during internal audits, audits by the audit and supervisory committee, and audits by accounting auditors.

Other matters have not yet been determined.

(2)            Remuneration for Auditing, etc.

(omitted)

V.            STATUS OF ACCOUNTING

As the Company was incorporated on November 14, 2017, and its first fiscal year has not yet closed, no matters apply as of the filing date hereof.

For the accounting of Both Banks, which will be wholly-owned subsidiaries of the Company, please see Minato’s annual securities report (submitted on June 29, 2017), Kansai Urban’s annual securities report (submitted on June 29, 2017), Minato’s quarterly securities reports (submitted on August 4, 2017 and November 21, 2017), and Kansai Urban’s quarterly securities reports (submitted on July 28, 2017 and November 14, 2017).

VI.          SUMMARY OF SHARE HANDLING BY THE FILING COMPANY

Fiscal Year	From April 1 to March 31
Annual Shareholders Meeting	In June
Record Date	March 31
Type of Share Certificates	-
Record Date for Distribution of Surplus	September 30 and March 31
Number of Shares Constituting One Unit of Shares	100 shares
Registration of Transfer of Shares
- Place of Registration	Kansai Mirai Financial Group, Inc.
- Administrator of Shareholder Registry	Sumitomo Mitsui Trust Bank, Limited
- Contact Location	-
- Fees for Registration of Transfer	Not yet determined
- Fees for Delivering New Share Certificates	Not yet determined
Purchase of Shares Less than One Unit
- Place of Purchase	Kansai Mirai Financial Group, Inc.
- Administrator of Shareholder Registry	Sumitomo Mitsui Trust Bank, Limited
- Contact Location	-
- Fees for Purchasing Shares	Not yet determined
Method of Giving Public Notice
The Company gives notice by electronic public notice.  However, if an accident or any other unavoidable cause renders public notice by electronic public notice unavailable, the public notice shall be given by publication in the Nihon Keizai Shimbun.

The URL for indicating public notice:
http://www.resona-gr.co.jp/holdings/other/koukoku/

Special Benefits Given to Shareholders	Not applicable

(Note)	Pursuant to the Articles of Incorporation of the Company, shareholders of the Company shall not exercise any rights other than the rights listed below, with respect to shares less than one unit held by the shareholders.
1.	The rights listed in Article 189, paragraph 2 of the Companies Act.
2.	The right to make a demand under Article 166, paragraph 1 of the Companies Act.
3.	The right to receive allotment of shares for subscription and allotment of share options for subscription, in proportion to the number of shares held.
4.
The right to demand that the Company sell to a holder of shares less than one unit such number of shares which, together with the number of shares less than one unit held by such holder of shares less than one unit, will constitute one share unit.

VII.        REFERENCE INFORMATION OF THE FILING COMPANY

(omitted)

Part IV.    SPECIAL INFORMATION

(omitted)

Part V.      INFORMATION OF REORGANIZED COMPANY

I.	MATTERS REGARDING THE REORGANIZED COMPANY SUBJECT TO CONTINUOUS DISCLOSURE

(1)            Documents Filed by the Reorganized Company

(i)            Annual securities report and attachments thereto

A.            Minato

For the 18th fiscal year (from April 1, 2016 up to and including March 31, 2017), filed with the Director-General of the Kanto Local Finance Bureau on June 29, 2017.

B.            Kansai Urban

For the 154th fiscal year (from April 1, 2016 up to and including March 31, 2017), filed with the Director-General of the Kanto Local Finance Bureau on June 29, 2017.

(ii)            Quarterly or semi-annual securities reports

A.            Minato

For the first quarter of the 19th fiscal year (from April 1, 2017 up to and including June 30, 2017), filed with the Director-General of the Kanto Local Finance Bureau on August 4, 2017.

For the second quarter of the 19th fiscal year (from July 1, 2017 up to and including September 30, 2017), filed with the Director-General of the Kanto Local Finance Bureau on November 21, 2017.

B.             Kansai Urban

For the first quarter of the 155th fiscal year (from April 1, 2017 up to and including June 30, 2017), filed with the Director-General of the Kanto Local Finance Bureau on July 28, 2017.

For the second quarter of the 155th fiscal year (from July 1, 2017 up to and including September 30, 2017), filed with the Director-General of the Kanto Local Finance Bureau on November 14, 2017.

(iii)          Extraordinary report

A.            Minato

The following extraordinary reports were filed on or before the filing date hereof (December 8, 2017), after the filing of the annual securities report stated in item (i) above:

The extraordinary report pursuant to Article 19, paragraph 2, item 9-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc.

was filed with the Director-General of the Kanto Local Finance Bureau on July 3, 2017.

The extraordinary report pursuant to Article 19, paragraph 2, items 3, 4, and 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc. was filed with the Director-General of the Kanto Local Finance Bureau on September 26, 2017.

B.            Kansai Urban

The following extraordinary reports were filed on or before the filing date hereof (December 8, 2017), after the filing of the annual securities report described in item (i) above:

The extraordinary report pursuant to Article 19, paragraph 2, item 9-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc. was filed with the Director-General of the Kanto Local Finance Bureau on June 30, 2017.

The extraordinary report pursuant to Article 19, paragraph 2, item 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc. was filed with the Director-General of the Kanto Local Finance Bureau on September 27, 2017.

The extraordinary report pursuant to Article 19, paragraph 2, items 3 and 4 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc. was filed with the Director-General of the Kanto Local Finance Bureau on September 27, 2017.

(iv)         Amendment report

A.            Minato

In connection with the extraordinary report pursuant to Article 19, paragraph 2, items 3, 4, and 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 26, 2017 was filed with the Director-General of the Kanto Local Finance Bureau on October 17, 2017.

In connection with the extraordinary report pursuant to Article 19, paragraph 2, items 3, 4, and 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 26, 2017, was filed with the Director-General of the Kanto Local Finance Bureau on November 14, 2017.

In connection with the extraordinary report pursuant to Article 19, paragraph 2, items 3, 4, and 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 26, 2017, was filed with the Director-General of the Kanto Local Finance Bureau on November 29, 2017.

B.             Kansai Urban

In connection with the extraordinary report pursuant to Article 19, paragraph 2, item 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 27, 2017 was filed with the Director-General of the Kanto Local Finance Bureau on October 13, 2017.

In connection with the extraordinary report pursuant to Article 19, paragraph 2, items 3 and 4 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 27, 2017 was filed with the Director-General of the Kanto Local Finance Bureau on October 13, 2017.

In connection with the extraordinary report pursuant to Article 19, paragraph 2, item 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 27, 2017 was filed with the Director-General of the Kanto Local Finance Bureau on November 14, 2017.

In connection with the extraordinary report pursuant to Article 19, paragraph 2, items 3 and 4 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 27, 2017 was filed with the Director-General of the Kanto Local Finance Bureau on November 14, 2017.

In connection with the extraordinary report pursuant to Article 19, paragraph 2, item 6-2 of the Cabinet Office Ordinance concerning Disclosure of Corporate Affairs, etc., the amendment report for the extraordinary report dated September 27, 2017 was filed with the Director-General of the Kanto Local Finance Bureau on November 29, 2017.

(2)            Place at which the Above Documents are Made Available for Public Inspection

A.            Minato

The Minato Bank, Ltd., Head Office
(2-1-1, Sannomiyacho, Chuo-ku, Kobe-shi)

The Minato Bank, Ltd., Osaka Branch
(Keihanshin Kawaramachi Bldg. 6F, 4-2-14, Kawaramachi, Chuo-ku, Osaka-shi)

The Minato Bank, Ltd., Tokyo Branch (Note)
(4-5-1, Nihonbashi-Muromachi, Chuo-ku, Tokyo)

Tokyo Stock Exchange, Inc.
(2-1, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)

(Note)
Although the Tokyo Branch is not the place at which the above documents are required to be made available for public inspection under the Financial Instruments and Exchange Act, the documents are also made available for public inspection at the Tokyo Branch for the convenience of investors’ inspection.

B.             Kansai Urban

Kansai Urban Banking Corporation, Head Office
(1-2-4, Nishi-Shinsaibashi, Chuo-ku, Osaka-shi)

Kansai Urban Banking Corporation, Biwako Headquarters
(4-5-12, Chuo, Otsu-shi, Shiga)

Kansai Urban Banking Corporation, Kyoto Branch
(406, Gojokarasuma-cho, Karasuma-dori, Matsubara-sagaru, Shimogyo-ku, Kyoto-shi)

Kansai Urban Banking Corporation, Kobe Branch
(7-1-15, Gokodori, Chuo-ku, Kobe-shi, Hyogo)

Tokyo Stock Exchange, Inc.
(2-1, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)

Part VI.   INFORMATION REGARDING SHARES FOR SUBSCRIPTION

I.              TRANSFER OF SHARES, ETC. HELD BY CONSTITUENCIES, ETC.

Not applicable.

II.            OVERVIEW OF THIRD PARTY ALLOTMENT, ETC.

1.             Issuance of Shares, etc. by Third Party Allotment, etc.

Item	Shares
Date of Issuance	December 7, 2017
Type of Shares	Common stock
Number of Shares to Be Issued	62,278,950 shares
Issue Price	942.2 yen per share (Note)
Amount to Be Recorded as Paid-in Capital	471.1 yen per share
Total Issue Price	58,679,226,690 yen
Total Amount to Be Recorded as Paid-in Capital	29,339,613,345 yen
Method of Issuance	Allocation was resolved at the extraordinary shareholders meeting on November 28, 2017.
Assurance of Holding Period, etc.	-

(Note)	Taking into consideration the Company’s share price level on and after the Closing Date and the investment unit level required by stock exchanges, the issue price is set at the price equivalent to 20 times the share price per share of Kinki Osaka.

2.             Overview of Acquirer of Shares, etc. by Third Party Allotment, etc.

Name of Acquirer	Address of Acquirer	Details of Occupation or Business of Acquirer, etc.	Number of Shares to Be Allotted (shares)	Price (Price per Share) (in yen)	Relationship between Acquirer and Filing Company
Resona Holdings, Inc. Kazuhiro Higashi, President and Representative Executive Officer Capital stock: 50,472 million yen	5-65, Kiba 1-chome, Koto-ku, Tokyo	Bank holding company	62,278,950	58,679,226,690 (942.2)	Constituencies, etc. (wholly-owning parent company and top 10 major shareholders)

3.             Status of Transfer of Shares, etc. Held by the Acquirer by Third Party Allotment, etc.

Not applicable.

III.            STATUS OF SHAREHOLDERS

As of the filing date hereof, the shareholders of the Company are as set forth below.

Name	Address	Number of Shares Held (shares)	Shareholding Ratio to the Total Number of Issued Shares (%)
Resona Holdings, Inc. (Note)	5-65, Kiba 1-chome, Koto-ku, Tokyo	62,809,625	100.00
Total	-	62,809,625	100.00

(Note)	Constituencies, etc. (wholly-owning parent company and top 10 major shareholders)

<Audit Report regarding the Consolidated Financial Statements for the Current Period>

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the account settlement date for the first fiscal year has not yet arrived.  Thus, The Company has not yet received the “Audit Report”.

<Audit Report regarding the Financial Statements for the Current Period>

The Company was incorporated on November 14, 2017; and as of the filing date hereof, the account settlement date for the first fiscal year has not yet arrived.  Thus, The Company has not yet received the “Audit Report”.